                                                                   EXHIBIT 10.11

                                                                  EXECUTION COPY
                                                                  --------------


                            STOCK PURCHASE AGREEMENT

                                  March 4, 1996

                                     BETWEEN

                               GRANTAMERICA, INC.

                                       AND

                               BARNETT BANKS, INC.

                                TABLE OF CONTENTS
                                -----------------

                                                                      Page
                                                                      ----

ARTICLE I       DEFINITIONS.......................................................1
                -----------

ARTICLE II      PURCHASE AND SALE................................................10
                -----------------
                2.1      Purchase and Sale.......................................10
                         -----------------
                2.2      Purchase Price..........................................10
                         --------------
                2.3      Investment by Seller....................................10
                         --------------------
                2.4      Actions to be taken at Closing..........................10
                         ------------------------------

ARTICLE III     CLOSING..........................................................11
                -------

ARTICLE IV      GENERAL REPRESENTATIONS AND - WARRANTIES OF SELLER...............11
                --------------------------------------------------
                4.1      Organization - .........................................11
                         ------------
                4.2      Authority - ............................................11
                         ---------
                4.3      Non-Contravention.......................................12
                         -----------------
                4.4      Consents, Approvals and Notices - ......................12
                         -------------------------------
                4.5      Title to BMC Stock......................................12
                         ------------------
                4.6      Capitalization of BMC; Existing Options.................12
                         ---------------------------------------
                4.7      Financial Statements - .................................13
                         --------------------
                4.8      Litigation - ...........................................13
                         ----------
                4.9      Compliance with Laws: Permits and Licenses - ...........14
                         ------------------------------------------
                4.10     Absence of Certain Changes or Events....................14
                         -------------------------------------
                4.11     Employee Benefits Matters...............................15
                         -------------------------
                4.12     Taxes...................................................16
                         -----
                4.13     Ownership and Leases of Real Property - ................17
                         -------------------------------------
                4.14     Insurance - ............................................17
                         ---------
                4.15     Intellectual Property - ................................17
                         ---------------------
                4.16     Transactions with Affiliates - .........................18
                         ----------------------------
                4.17     Certain Labor Matters...................................18
                         ---------------------
                4.18     Brokers.................................................19
                         -------
                4.19     No Undisclosed Liabilities - ...........................19
                         --------------------------
                4.20.    Certain Contracts - ....................................19
                         -----------------

ARTICLE V       MORTGAGE BANKING REPRESENTATIONS - OF SELLER.....................20
                --------------------------------------------
                5.1      Portfolios and Listed Agreements - .....................20
                         --------------------------------
                5.2      Portfolio Information - ................................20
                         ---------------------
                5.3      Enforceability of Listed Agreements - ..................20
                         -----------------------------------
                5.4      Compliance with Listed Agreements - ....................21
                         ---------------------------------


                5.5      Advances - .............................................21
                         --------
                5.6      No Recourse - ..........................................21
                         -----------
                5.7      Warehouse Loan Representations and Warranties - ........22
                         ---------------------------------- ----------
                5.8      Mortgage Banking Licenses and Qualification - ..........26
                         ----------------------------- -------------
                5.9      Mortgage Banking Compliance - ..........................26
                         ---------------------------
                5.10     Inquiries - ............................................27
                         ---------
                5.11     Correspondent Agreements - .............................28
                         ------------------------
                5.12.    Custodial Accounts - ...................................28
                         ------------------
                5.13.    Environmental Matters - ................................28
                         ---------------------
                5.14.    Pool Certification - ...................................29
                         ------------------
                5.15     Absence of Other Warranties - ..........................29
                         ---------------------------

ARTICLE VI      REPRESENTATIONS AND WARRANTIES OF PURCHASER......................29
                -------------------------------------------
                6.1      Organization - .........................................29
                         ------------
                6.2      Capitalization of Purchaser: Existing Options...........30
                         ----------------- ---------------------------
                6.3      Authority - ............................................30
                         ---------
                6.4      Non-Contravention - ....................................31
                         -----------------
                6.5      Consents, Approvals and Notices - ......................31
                         ----------------------- -------
                6.6      Litigation..............................................31
                         ----------
                6.7      Compliance with Laws; Permits and Licenses - ...........31
                         --------------------------------- --------
                6.8      Brokers.................................................31
                         -------
                6.9      No Regulatory Impediment - .............................32
                         ------------------------
                6.10     No Undisclosed Liabilities; Affiliate Transactions - ...32
                         --------------------------------------------------
                6.11     BancBoston Mortgage Purchase Agreement - ...............32
                         --------------------------------------
                6.12     Absence of Other Warranties - ..........................32
                         ---------------------------

ARTICLE VII     COVENANTS........................................................32
                ---------
                7.1      Conduct of Business - ..................................32
                         -------------------
                7.2      Access; Confidentiality.................................35
                         -----------------------
                7.3      Reasonable Efforts: Taking of Necessary Action..........35
                         ----------------------------------------------
                7.4      Insurance; Risk of Loss - ..............................36
                         -----------------------
                7.5      Assumption of Proceedings - ............................36
                         -------------------------
                7.6      Name and Marks..........................................37
                         --------------
                7.7      Employment and Benefit Matters..........................37
                         -------------- ---------------
                7.8      Public Announcements....................................39
                         --------------------
                7.9      Post-Closing Access to Business Records and
                         Accounting Cooperation. - ..............................39
                         ----------------------
                7.10     Further Assurances - ...................................40
                         ------------------
                7.11     Other Agreements - .....................................40
                         ----------------
                7.12     Delivery of Tapes.......................................40
                         -----------------
                7.13.    Assignment of Hedge Positions - ........................40
                         -----------------------------



                7.14.    Adjustment of Servicing Fees............................40
                         ----------------------------
                7.15.    Escrow Accounts - ......................................41
                         ---------------
                7.16     Financial Statement Delivery - .........................41
                         ----------------------------
                7.17     Prohibition of Certain Affiliate Transactions - ........41
                         ---------------------------------------------
                7.18     338(h)(10) Transaction - ...............................41
                         ----------------------
                7.19     Material Consents - ....................................41
                         -----------------
                7.20     Repurchase Obligations of Seller - .....................42
                         --------------------------------

ARTICLE VIII    CONDITIONS TO THE CLOSING........................................42
                -------------------------
                8.1      Conditions to Obligation of Each Party - ...............42
                         --------------------------------------
                8.2      Additional Conditions to the Obligations of Purchaser - 43
                         -----------------------------------------------------
                8.3      Additional Conditions to the Obligations of Seller......44
                         --------------------------------------------------

ARTICLE IX      TERMINATION......................................................44
                -----------
                9.1.     Grounds For Termination - ..............................44
                         -----------------------
                9.2.     Effects of Termination - ...............................45
                         ----------------------

ARTICLE X       TAX MATTERS......................................................45
                -----------
                10.1     Returns.................................................45
                         -------
                10.2     Contests - .............................................46
                         --------
                10.3     Payment of Taxes........................................47
                         ----------------
                10.4     Tax Benefits and Credits - .............................48
                         ------------------------
                10.5     Notices.................................................49
                         -------
                10.6     Cooperation - ..........................................49
                         -----------
                10.7     Certain Tax Elections and Other Matters.................49
                         ---------------------------------------
                10.8     Valuation and Allocation................................51
                         ------------------------
                10.9     Transfer Taxes..........................................52
                         --------------
                10.10    Purchase Price Adjustment - ............................52
                         -------------------------
                10.11    Statute of Limitations - ...............................52
                         ----------------------

ARTICLE XI      INDEMNIFICATION BY SELLER........................................52
                -------------------------
                11.1     Indemnification.........................................52
                         ---------------
                11.2     Indemnification Procedure - ............................53
                         -------------------------
                11.3     Limitation on Liability - ..............................54
                         -----------------------
                11.4     General.................................................55
                         -------
                11.5     Indemnification for Seller Assumed Liabilities - .......56
                         ----------------------------------------------

ARTICLE XII     INDEMNIFICATION BY PURCHASER.....................................56
                ----------------------------
                12.1     Indemnification.........................................56
                         ---------------
                12.2     Indemnification Procedure - ............................56
                         -------------------------
                12.3     Limitation on Liability - ..............................57
                         -----------------------




                12.4     General.................................................57
                         -------
                12.5     Purchaser Indemnification for Seller Liabilities - .....58
                         ------------------------------------------------

ARTICLE XIII    GENERAL PROVISIONS...............................................59
                ------------------
                13.1     Notices.................................................59
                         -------
                13.2     Interpretation - .......................................61
                         --------------
                13.3     Amendment and Modification; Waiver......................61
                         ----------------------------------
                13.4     Entire Agreement - .....................................61
                         ----------------
                13.5     Fees and Expenses - ....................................61
                         -----------------
                13.6     Third Party Beneficiaries - ............................62
                         -------------------------
                13.7     Assignment; Binding Effect..............................62
                         --------------------------
                13.8     Governing Law...........................................62
                         -------------
                13.9     Counterparts - .........................................62
                         ------------

Seller Disclosure Schedule
- --------------------------

Section 4.4(a)                              Governmental Consents, Approvals, Filings, Etc.
Section 4.4(b)                              Third Party Consents
Section 4.6(c)                              Existing Options
Section 4.6(d)                              Existing Subsidiaries
Section 4.7                                 Financial Statements; Exceptions
Section 4.8(a)(i)                           Pending Litigation
Section 4.8(a)(ii)                          Orders, Judgments, Injunctions or Decrees
Section 4.8(b)                              Threatened Litigation
Section 4.9(a)                              Noncompliance with Applicable Laws
Section 4.9(b)                              Requisite Permits, Licenses, Etc.
Section 4.10                                Absence of Certain Changes or Events
Section 4.11(a)                             Employee Benefit Plans
Section 4.11(b)                             Employee Benefit Plan Noncompliance
Section 4.12                                Taxes
Section 4.13                                Real Property
Section 4.14                                Insurance
Section 4.15                                Intellectual Property
Section 4.16                                Transactions with Affiliates
Section 4.19                                Undisclosed Liabilities
Section 4.20                                Certain Contracts
Section 5.1(a)                              Servicing Agreements
Section 5.1(b)                              Master Servicing Agreements
Section 5.1(c)                              Certificate Administration Agreements
Section 5.1(d)                              Mortgage Sale Agreements
Section 5.1(e)                              Collateral Certificate Sale Agreements
Section 5.1(f)                              Investment Commitments
Section 5.3(c)                              Liens on Listed Agreements
Section 5.4(a)                              Defaults by BMC under Listed Agreements
Section 5.4(b)                              Breach of Representations or Warranties by BMC under
                                              Listed Agreements
Section 5.5                                 Advances
Section 5.6                                 Recourse
Section 5.7(iii)                            Senior Liens on Loans in Warehouse Portfolio
Section 5.7(xi)                             Warehouse Portfolio Delinquencies
Section 5.8(a)                              Mortgage Banking Licenses
Section 5.8(b)                              Mortgage Banking Licenses Affected by the Transaction
Section 5.9(a)(c)                           Mortgage Banking Compliance
Section 5.10                                Audits, Investigations and Complaints
Section 5.11                                Correspondent Agreements
Section 5.13                                Environmental Matters
Section 5.14                                Pool Certification
Section 5.15                                List of Employees for Knowledge Qualifiers
Section 7.4                                 Termination of Insurance Coverage

Purchaser Disclosure Schedule
- -----------------------------

Schedule 6.2 (a)                            Capitalization of Purchaser
Schedule 6.2(b)                             Options; Warrants and Stock Purchase Rights of
                                              Purchaser Stock
Schedule 6.2(c)                             Options; Warrants; and Stock Purchase Rights Held
                                              By Purchaser
Schedule 6.2(d)                             Subsidiaries
Section 6.4(a)                              Non-Contravention
Section 6.4(b)                              Third Party Consents
Section 6.8                                 Brokers
Section 6.10                                Undisclosed Liabilities; Affiliate Transactions
Section 6.12                                List of Employees for Knowledge Qualifiers
Schedule 7.1(f)                             Material Contracts
Schedule 7.7(a)(i)                          Lists of Employees
Schedule 7.7(e)(iv)                         Assumed Employment Agreements
Schedule 7.17                               Affiliate Transactions

Schedule 7.1(m)                             Excluded BMC Assets and Excluded BMC Liabilities
Schedule 7.1(m)(ii)                         Seller Assumed Liabilities
Schedule 7.13                               Hedge Contracts
Schedule 8.1(c)                             Terms of Loans



Exhibits
- --------

Exhibit A                                   Amended and Restated Stockholder Agreement
Exhibit B                                   Amended and Restated Registration Rights Agreement
Exhibit C                                   Marketing Agreement
Exhibit D                                   Transitional Services Agreements
Exhibit E                                   Mortgage Loan Servicing Agreement
Exhibit F                                   Operating Agreement Term Sheet

                            STOCK PURCHASE AGREEMENT


     STOCK PURCHASE AGREEMENT, dated as of March 4, 1996 (this "Agreement"), by and between GRANTAMERICA, INC., a Delaware corporation ("PURCHASER"), and BARNETT BANKS, INC. a Florida corporation ("SELLER" or "PARENT").

                                    ARTICLE I

                                   DEFINITIONS
                                   -----------

     In addition to terms defined elsewhere in this Agreement. the following terms when used in this Agreement shall have the following meanings:

     "ADVANCES" means unreimbursed amounts that have been advanced by BMC with respect to Mortgage Loans (including, without limitation, payments of principal, interest, taxes and insurance, ground rents, assessments, attorneys' fees, property preservation fees and similar charges) pursuant to any Servicing Agreement, Master Servicing Agreement or Certificate Administration Agreement.

     "AFFILIATE" of a Person means a Person that, directly or indirectly, through one or more intermediaries, Controls, is Controlled by, or is under common Control with, the first Person.

     "AGENCY" means FHA, VA, GNMA, FNMA, FHLMC, HUD, or a State agency, as applicable.

     "AGREEMENT" has the meaning set forth in the introductory paragraph hereof.

     "ALTA" means the American Land Title Association or any successor.

     "AMENDED AND RESTATED REGISTRATION RIGHTS AGREEMENT" means the Amended Registration Rights Agreement, dated as of the date hereof, among Purchaser and certain shareholders of Purchaser, in substantially the form attached hereto as Exhibit B, as in effect from time to time.

     "AMENDED AND RESTATED STOCKHOLDER AGREEMENT" means the Amended and Restated Stockholder Agreement, dated as of the, date hereof, among Purchaser, Seller, FNB, Lee Fund, Madison Dearborn and the other shareholders of Purchaser, in substantially the form attached hereto as Exhibit A, as in effect from time to time.

     "APPLICABLE LAW" has the meaning set forth in Section 4.3.

     "AVAILABLE REMEDIES" has the meaning set forth in Section 11.4(b).

     "BALANCE SHEET" has the meaning set forth in Section 4.7.

     "BANCBOSTON MORTGAGE" means BancBoston Mortgage Company, a Florida corporation.

     "BANCBOSTON MORTGAGE PURCHASE AGREEMENT" means the Stock Purchase Agreement dated as of December 11, 1995 relating to the acquisition of the capital stock of BancBoston Mortgage from FNB by Purchaser, as in effect from time to time.

     "BARNETT GROUP" shall have the meaning set forth in Section 4.12(b).

     "BMC" means Barnett Mortgage Company, a Florida corporation.

     "BMC BUSINESS" means the business heretofore conducted by BMC and its Subsidiaries.

     "BMC STOCK" has the meaning set forth in Section 4.6(a).

     "BUSINESS DAY" means any day which is not a Saturday, Sunday or a day on which banks in the City of Boston are authorized or obligated by law or executive order to be closed.

     "CASH PURCHASE PRICE" has the meaning set forth in Section 2.2.

     "CERTIFICATE ADMINISTRATION" means certificate administration services in respect of Collateral Certificate Pools or Mortgage Loans, including, without limitation, one or more of the following functions (or a portion thereof): (i) the calculation of payments due to owners of mortgage-backed securities, asset backed securities. participation certificates or Mortgage Loans; (ii) the transmittal of payments related to Mortgage Loans or Collateral Certificates;
(iii) the transmittal or payment of Advances; (iv) the preparation of reports to Investors, tax authorities and the Securities and Exchange Commission: (v) the compliance with REMIC or other relevant requirements; and (vi) the performance of certain other administrative functions.

     "CERTIFICATE ADMINISTRATION AGREEMENT" means an agreement, other than a Master Servicing Agreement or a Servicing Agreement, pursuant to which a company affiliated with the Barnett Group provides Certificate Administration (including, without limitation, any rights to certificate administration fees).

     "CERTIFICATE ADMINISTRATION PORTFOLIO" means those Mortgage Loans or Collateral Certificates subject to Certificate Administration Agreements.

     "CERTIFICATE INSURER" means a provider of an insurance policy insuring against certain specified losses or shortfalls with respect to certain mortgage-backed securities.


     "CLAIM NOTICE" has the meaning set forth in Section 11.2(a).

     "CLOSING" has the meaning set forth in Article III.

     "CLOSING DATE" has the meaning set forth in Article III.

     "CODE" means the Internal Revenue Code of 1986, as amended, and any successor statute thereto.

     "COLLATERAL CERTIFICATE" means a security based on and backed by a Mortgage Pool, which security has been pledged, granted or sold to secure or support payments on specific asset-backed securities which are administered pursuant to a Certificate Administration Agreement.

     "COLLATERAL CERTIFICATE POOL" means a group of Collateral Certificates that have been pledged, granted or sold to secure or support payments on specific asset-backed securities which are administered pursuant to a specific Certificate Administration Agreement.

     "COLLATERAL CERTIFICATE SALE AGREEMENT" means an agreement pursuant to which BMC or any of its Subsidiaries has sold or otherwise conveyed Collateral Certificates and with respect to which BMC or any of its Subsidiaries has a repurchase obligation in the event of a breach by it of a representation, warranty, covenant or undertaking made or given therein.

     "COMPANY CONTRACT" has the meaning set forth in Section 4.20(a).

     "CONFIDENTIALITY AGREEMENT" means that certain letter agreement between Seller and Purchaser relating to, among other things, the confidentiality of certain information provided by or on behalf of Seller and BMC.

     "CONTRACT" has the meaning set forth in Section 4.3.

     "CONTRACT PARTY" means any Person, other than an Investor, who is a party to a Servicing Agreement, Master Servicing Agreement, Certificate Administration Agreement, Mortgage Sale Agreement or Collateral Certificate Sale Agreement.

     "CONTROL" (including the terms "Controlled by" and "under common Control with") means the direct or indirect possession of ordinary voting power to elect a majority of the board of directors (or comparable body) of a Person.

     "CORRESPONDENT AGREEMENT" means any agreement between BMC or any of its Subsidiaries, on the one hand, and a broker, correspondent or other originator or purchaser of mortgage loans, on the other hand, pursuant to which such broker, correspondent or mortgage loan originator or purchaser may sell mortgage loans to BMC or any of its Subsidiaries.

     "DAMAGES" has the meaning set forth in Section 11.1.

     "DEDUCTIBLE" has the meaning set forth in Section 11.3(a)(i).

     "DISCLOSURE SCHEDULES" means, collectively, the Purchaser Disclosure Schedule and the Seller Disclosure Schedule.

     "ERISA" means the Employee Retirement Income Security Act of 1974, as amended.

     "EXCLUDED ASSETS" means certain assets of BMC or any of its Subsidiaries of the types set forth on Schedule 7.1(m) hereto which are to be transferred to Seller at or prior to Closing in accordance with Section 7.1(m).

         "EXCLUDED LIABILITIES" means certain liabilities of BMC or any of its Subsidiaries of the types set forth on Schedule 7.1(m) hereto which are to be assumed by Seller at or prior to Closing in accordance with Section 7.1(m).

         "EXTENDED WAREHOUSE LOANS" means those Mortgage Loans in the Warehouse Loan Portfolio that are not readily salable under existing Investment Commitments due to one or more failures to conform to all of the terms and conditions of such Investment Commitments.

     "FHA" means Federal Housing Administration or any successor thereto.

     "FHA LOANS" means Mortgage Loans which are insured or are eligible to be insured by FHA.

     "FHLMC" means Federal Home Loan Mortgage Corporation or any successor thereto.

     "FNB" means The First National Bank of Boston, a national banking association.

     "FNMA" means Federal National Mortgage Association or any successor thereto.

     "FINANCIAL STATEMENTS" has the meaning set forth in Section 4.7.

     "FORECLOSURE" means the acquisition of title to a Mortgaged Property in a foreclosure sale or by a deed in lieu of foreclosure or pursuant to any other comparable procedure allowed under applicable Regulation.

     "GAAP" means generally accepted accounting principles in the United States which, unless otherwise indicated, are to be applied on a basis consistent with the Financial Statements referred to in Section 4.7(a).

     "GNMA" means Government National Mortgage Association or any successor thereto.

     "GOVERNMENTAL AUTHORITY" has the meaning set forth in Section 4.3.

     "HUD" means United States Department of Housing and Urban Development or any successor thereto.

     "INDEMNIFIED PURCHASER ENTITIES" has the meaning set forth in Section 11.1.

     "INDEMNIFIED SELLER ENTITIES" has the meaning set forth in Section 12.1.

     "INSURER" means a Person who (i) insures or guarantees all or any portion of the risk of loss on any Mortgage Loan, including, without limitation, FHA, VA, FNMA, GNMA, FHLMC and any private mortgage insurer, pool insurer and provider of standard hazard insurance, flood insurance, earthquake insurance or title insurance with respect to any Mortgage Loan or related Mortgaged Property,
(ii) provides, with respect to a Listed Agreement or an applicable Regulation, any fidelity bond, direct surety bond or errors and omissions policy or (iii) is a Certificate Insurer.

     "INTELLECTUAL PROPERTY" has the meaning set forth in Section 4.15.

     "INVESTMENT COMMITMENT" means the optional or mandatory commitment of a Person to purchase a Mortgage Loan, a Pipeline Loan or a portion of a Mortgage Loan or Pipeline Loan owned or to be acquired by BMC or any of its Subsidiaries.

     "INVESTOR" means any Person, other than BMC or any of its Subsidiaries which (i) owns or has a beneficial interest in a Mortgage Loan or Collateral Certificate or (ii) is a party to an Investment Commitment.

     "IRS" means the Internal Revenue Service of the United States of America or any successor agency or authority.

     "LEE" means Thomas H. Lee Company, a sole proprietorship.

     "LEE FUND" means Thomas H. Lee Equity Fund III, L.P., a Delaware limited partnership.

     "LICENSES" has the meaning set forth in Section 5.8(a).

     "LIEN" means any mortgage, pledge, lien, charge or other encumbrance.

     "LISTED AGREEMENT" means any Servicing Agreement, Master Servicing Agreement, Certificate Administration Agreement, Mortgage Sale Agreement, Collateral Certificate Sale Agreement or Investment Commitment.

     "LITIGATION" has the meaning set forth in Section 4.8(a).

     "MADISON DEARBORN" means Madison Dearborn Capital Partners, L.P., an Illinois limited partnership.

     "MANAGEMENT SUBSCRIPTION AGREEMENT" means the Subscription Agreement, dated as of the Closing Date, among the Purchaser and certain officers and employees of BMC or any of its Subsidiaries, pursuant to which such officers and employees shall purchase shares of Purchaser Class A Common Stock.

     "MARKETING AGREEMENT" means the Marketing Agreement, to be dated as of the Closing Date, between Seller and Purchaser, in the form attached hereto as Exhibit C.

     "MASTER SERVICING" means master servicing services in respect of Mortgage Loans, including, without limitation, one or more of the following functions (or a portion thereof): (i) to supervise and oversee the performance of services of their obligations under servicing agreements, and (ii) to cause Mortgage Loans to be serviced in the event a service is terminated.

     "MASTER SERVICING AGREEMENT" means an agreement pursuant to which BMC or any of its Subsidiaries provides Master Servicing and, where applicable, Certificate Administration (including, without limitation, any rights to master servicing fees).

     "MASTER SERVICING PORTFOLIO" means those Mortgage Loans subject to Master Servicing Agreements.

     "MATERIAL ADVERSE EFFECT" means, with respect to any Person, considered on a consolidated basis with its Subsidiaries, any effect on such Person that is, individually or in the aggregate, materially adverse to the business, operations or financial condition of such Person (other than any effect from general economic or industry-wide conditions).

     "MORTGAGE" means with respect to a Mortgage Loan, a mortgage, deed of trust or other security instrument creating a lien upon real property and any other property described therein which secures a Mortgage Note, together with any assignment, reinstatement, extension, endorsement or modification thereof .

     "MORTGAGE LOAN" means a residential mortgage loan evidenced by a Mortgage Note and secured by a Mortgage that is (i) owned by BMC or any of its Subsidiaries or (ii) owned by an Investor and subject to a Servicing Agreement, Master Servicing Agreement or Certificate Administration Agreement.

     "MORTGAGE LOAN DOCUMENTS" means the credit and closing packages, custodial documents and escrow documents (including, without limitation, the Mortgage Note, the Mortgage, any assignment or endorsement of any such Mortgage Note or Mortgage, the title insurance policy, and any private mortgage insurance policy), and all other documents (i) in the possession of BMC or any of its Subsidiaries pertaining to a Mortgage Loan or a Pipeline Loan, (ii) reasonably necessary for prudent servicing of a Mortgage Loan or a Pipeline Loan or (iii) reasonably necessary to establish the eligibility of the Mortgage Loan or a Pipeline Loan for insurance by an Insurer or sale to an Investor; in each case as required by applicable Regulations.

     "MORTGAGE LOAN PAYMENT" means a payment of interest or principal with respect to a Mortgage Loan.

     "MORTGAGE NOTE" means, with respect to a Mortgage Loan, a promissory note or notes, or other evidence of indebtedness, with respect to such Mortgage Loan secured by a Mortgage or Mortgages, together with any assignment, reinstatement, extension, endorsement or modification thereof.

     "MORTGAGE POOL" means a group of Mortgage Loans that have been pledged, granted or sold to secure or support payments on specific mortgage backed securities or specific participation certificates.

     "MORTGAGE SALE AGREEMENT" means an agreement pursuant to which BMC or any of its Subsidiaries has sold or otherwise conveyed Mortgage Loans and BMC or any of its Subsidiaries has a repurchase or indemnity obligation in the event of breach by BMC or any of its Subsidiaries of a representation, warranty or undertaking contained therein.

     "MORTGAGE LOAN SERVICING AGREEMENT" means the Mortgage Loan Servicing Agreement, to be dated as of the Closing Date, in the form attached hereto as Exhibit E.

     "MORTGAGED PROPERTY" means the improved real property that secures a Mortgage Note and that is subject to a Mortgage, which is related to a Mortgage Loan.

     "MORTGAGOR" means the obligor(s) on a Mortgage Note.

     "MULTIEMPLOYER PLAN" means a multiemployer plan as defined in Section 4001(a)(3) of ERISA.

     "OPERATING COMPANY" means BMC and its successors.

     "OPERATING AGREEMENT" means the Operating Agreement, to be dated as of the Closing Date, reflecting the terms set forth on Exhibit F.

     "OVERLAP PERIOD" has the meaning set forth in Section 10.1.

     "PARENT" has the meaning set forth in Section 7.6.

     "PERSON" means any individual, partnership, joint venture, corporation, trust, unincorporated organization, government or other entity.

     "PIPELINE LOAN" means each of those pending mortgage loans to be secured by a first priority mortgage lien on a one to four family residential property with respect to which BMC or any of its Subsidiaries has issued a commitment or otherwise agreed with an applicant to fund or determined to fund or has issued a commitment or otherwise agreed with a correspondent originator to purchase (including those mortgage loans which are pending with a correspondent originator and which otherwise meet the acquisition criteria of BMC or any of its Subsidiaries for such mortgage loans), and which have not yet closed or been purchased from the correspondent originator.

     "PLANS" has the meaning set forth in Section 4.11(a).

     "PRE-CLOSING PERIODS" has the meaning set forth in Section 10.1.

     "PURCHASER" has the meaning set forth in the introductory paragraph hereof.

     "PURCHASER CLASS A COMMON STOCK" has the meaning set forth in Section
6.2(a).

     "PURCHASER DISCLOSURE SCHEDULE" means the disclosure schedule delivered by Purchaser to Seller at the time of execution hereof.

     "PURCHASER STOCK OPTION PLAN" means the Purchaser's Stock Option Plan, dated as of the Closing Date, providing for the issuance by the Purchaser to certain officers and employees of Purchaser of options to purchase shares of Purchaser Class A Common Stock as in effect from time to time.

     "RATING AGENCY" means any nationally recognized statistical credit agency that at the time of any determination thereof has outstanding a rating on one or more classes of mortgage-backed securities or asset-backed securities at the request of (i) BMC or (ii) any other issuer of mortgage-backed securities or asset-backed securities for which BMC or any of its Subsidiaries acts as master service or certificate administrator.

     "REAL PROPERTY LEASE" has the meaning set forth in Section 4.13(b).

     "REMIC" has the meaning set forth in Section 4.12(ix).

     "REO" means any residential real property owned by BMC or any of its Subsidiaries or an Investor as a result of a Foreclosure.

     "REGULATION" means any (i) federal, state or local law, rule or regulation,
(ii) requirement of an Insurer or (iii) requirement of an Agency, in each case with respect to the origination, insuring, purchase, sale or servicing of a Mortgage Loan or Collateral Certificate or the filing of a claim in respect thereof.

     "RELATED AGREEMENTS" means, collectively, the Certificate of Incorporation and by-laws of Purchaser, this Agreement, the Subscription Agreement, the Management Subscription Agreement, the Amended and Restated Stockholder Agreement, the Amended and Restated Registration Rights Agreement, the Marketing Agreement, the Transitional Services Agreement, the Mortgage Loan Servicing Agreement, the Operating/Correspondent Agreement, the Purchaser Stock Option Plan and any other agreement between any of Purchaser, Seller, BMC or any shareholder of Purchaser relating to the Purchaser or BMC which specifies that it is a Related Agreement for purposes of this Agreement.

     "SECTION 7.12 TAPES" has the meaning set forth in Section 7.12.

     "SELLER" has the meaning set forth in the preamble.

     "SELLER DISCLOSURE SCHEDULE" means the disclosure schedule delivered by Seller to Purchaser at the time of execution hereof.

     "SERVICING" means Mortgage Loan servicing services including, without limitation, one or more of the following functions (or a portion thereof): (1) the administration and collection of payments for the reduction of principal and/or the application of interest on a Mortgage Loan; (ii) the collection of payments on account of taxes and insurance; (iii) the remittance of appropriate portions of collected payments; (lv) the provision of full escrow administration; (v) the pursuit of foreclosure and alternate remedies against a related Mortgaged Property; and (vi) the administration and liquidation of REO.

     "SERVICING AGREEMENT" means an agreement pursuant to which BMC or any of its Subsidiaries provides Servicing and, where applicable, Certificate Administration (including, without limitation, any rights to servicing fees and excess servicing compensation).

     "SERVICING COMPENSATION" means any servicing fees and any excess servicing compensation which BMC or any of its Subsidiaries is entitled to receive pursuant to any Servicing Agreement.

     "SERVICING PORTFOLIO" means those Mortgage Loans subject to Servicing Agreements.

     "STATE AGENCY" means any state agency or other entity with authority to regulate the mortgage-related activities of BMC or any of its Subsidiaries or to determine the investment or servicing requirements with regard to mortgage loan origination, purchasing, servicing, master servicing or certificate administration performed by BMC or any of its Subsidiaries.

     "SUBSCRIPTION AGREEMENT" means the Subscription Agreement, dated as of the date hereof, among Purchaser and Seller, as in effect from time to time.

     "SUBSIDIARY" means, with respect to any entity, a corporation or other entity of which the outstanding shares of stock or other equity interests are Controlled by such entity, either directly or indirectly through one or more intermediaries.

     "TAPE DATE" has the meaning set forth in Section 7.12(a).

     "TAX or "TAXES" has the meaning set forth Section 4.12.

     "TAX RETURNS" has the meaning set forth in Section 4.12.

     "THIRD PARTY CONSENTS" has the meaning set forth in Section 4.4.

     "TRANSFER TAXES" has the meaning set forth in Section 10.7.

     "TRANSITIONAL SERVICES AGREEMENT" means the Transitional Services Agreement, to be dated as of the Closing Date, in the form attached hereto as Exhibit D.

     "VA" means the United States Department of Veterans Affairs and any successor thereto.

     "VA LOANS" means Mortgage Loans which are guaranteed or are eligible to be guaranteed by VA.

     "WAREHOUSE LOAN PORTFOLIO" means those Mortgage Loans owned by BMC or any of its Subsidiaries and held for sale.


                                   ARTICLE II

                                PURCHASE AND SALE
                                -----------------

     2.1 PURCHASE AND SALE. Upon the terms and subject to the conditions set forth in this Agreement, the Seller shall sell, transfer, assign and deliver to the Purchaser, and the Purchaser shall purchase from the Seller, all of the BMC Stock.

     2.2 PURCHASE PRICE. In consideration for the sale of the BMC Stock by the Seller to the Purchaser hereunder, the Purchaser shall pay to the Seller cash in an amount equal to $226,100,000 (the "Cash Purchase Price").

     2.3 INVESTMENT BY SELLER. Upon the terms and subject to the conditions set forth in this Agreement and the Subscription Agreement, the Purchaser shall issue to Barnett Bank, N.A. or one of its wholly-owned Subsidiaries designated by Seller, the same number of shares of Purchaser Class A Common Stock as is owned by each of (i) FNB and (ii) Lee and Madison Dearborn collectively, in consideration for which the Seller shall pay to the Purchaser cash in an amount equal to $120,000,000.

     2.4 ACTIONS TO BE TAKEN AT CLOSING. At the Closing and subject to the terms and conditions of this Agreement:

     (a) The Purchaser shall pay the Cash Purchase Price to the Seller by wire transfer of immediately available funds to such bank account in the United States of America as the Seller shall have designated in writing at least two
(2) Business Days prior to the Closing Date.

     (b) The Purchaser shall deliver to Barnett Bank, N.A. or one of its wholly-owned Subsidiaries designated by Seller one or more stock certificates evidencing the number of shares of Purchaser Class A Common Stock set forth in
Section 2.3 hereof.

     (c) The Seller shall deliver to the Purchaser one or more stock certificates evidencing the BMC Stock, duly endorsed in blank or with stock powers therefor duly executed in blank.

     (d) Each party shall take such other actions, and shall execute and deliver such other instruments and documents, as shall be required under Article VIII hereof.

                                   ARTICLE III

                                     CLOSING
                                     -------

     Subject to the provisions of Articles VIII and IX hereof, the consummation of the transactions contemplated by this Agreement shall take place at a closing (the "Closing") to be held at 10:00 a.m. at Hutchins, Wheeler & Dittmar, A Professional Corporation, Boston, Massachusetts on or prior to the fifth business day after the date on which all of the conditions contained in Article VIII hereof shall have been satisfied or waived or at such other place, day and time as the parties hereto may mutually agree in writing. The date on which the Closing occurs is referred to herein as the "Closing Date". Notwithstanding the first sentence of this Article III, for all purposes of this Agreement, including, without limitation, the provisions of Article II above, the effective time of the Closing shall be the close of business on the Closing Date.

                                   ARTICLE IV

                           GENERAL REPRESENTATIONS AND
                           ---------------------------
                              WARRANTIES OF SELLER
                              --------------------

     Seller represents and warrants to Purchaser that:

     4.1 Organization.
         ------------

     (a) Seller is a duly organized and validly existing national banking association.

     (b) Each of BMC and its Subsidiaries is a corporation duly organized, validly existing and in good standing under the laws of the state of its incorporation and has full corporate power and authority to own all of its properties and assets and to carry on its business as it is now being conducted. True and complete copies of the charter and by-laws of each of BMC and each of its Subsidiaries have been delivered to Purchaser. Each of BMC and each of its Subsidiaries is duly qualified or licensed to do business as a foreign corporation and is in good standing in each jurisdiction in which the nature of its business or properties makes such qualification or license necessary, except where failure to be so qualified, licensed or in good standing would not reasonably be expected to have a Material Adverse Effect on BMC.

     4.2 AUTHORITY. Seller has the corporate power and authority to execute and deliver this Agreement and to perform its obligations hereunder. The execution and delivery by Seller of this Agreement and the consummation by Seller of the transactions contemplated hereby have been duly authorized by all necessary corporate action on the part of Seller. This Agreement constitutes a valid and legally binding agreement of Seller, enforceable against Seller in accordance with its terms, except as affected by bankruptcy, insolvency, fraudulent conveyance, reorganization and other similar laws relating to or affecting creditors' rights generally and general equitable principles (whether considered in a proceeding in equity or at law).

     4.3 NON-CONTRAVENTION. The execution and delivery of this Agreement by Seller does not, and the consummation by Seller of the transactions contemplated hereby and the performance by Seller of the obligations which it is obligated to perform hereunder will not, (a) violate any provision of the certificate of incorporation or by-laws or other organizational documents of Seller, BMC or any of BMC's Subsidiaries, nor assuming that all material consents, authorizations, orders and approvals of, material filings or registrations with, and material notices to, each Agency or other United States federal, state or local governmental commission, board or other regulatory authority or agency (each a "Governmental Authority") listed in Sections 4.4(a) and 5.8(b) of the Seller Disclosure Schedule and all Third Party Consents listed in Sections 4.4(b) and 5.8(b) of the Seller Disclosure Schedule have been obtained or made, (i) violate in any material respect any material law, regulation, rule, order, judgment or decree (each an "Applicable Law") to which Seller, BMC or any of BMC's Subsidiaries is subject or (ii) violate in any material respect, result in the termination or the acceleration (except as set forth in Section 5.3(c) of the Seller Disclosure Schedule with respect to the effect of a change in control on certain Listed Agreements) of, or conflict with in any material respect or constitute a material default under, any material mortgage, indenture, lease, franchise, license, permit, agreement or instrument (each a "Contract") to which Seller, BMC or any of BMC's Subsidiaries is a party or by which any of their respective assets or properties are bound or (c) result in the creation of any Lien on any of the material assets or properties of Seller or BMC or its Subsidiaries or the loss of any material license or other material contractual right with respect thereto.

     4.4 CONSENTS, APPROVALS AND NOTICES. Except as described in Section 4.4(a) or 5.8(b) of the Seller Disclosure Schedule, no material consent, authorization, order or approval of, filing or registration with, or notice to, any Governmental Authority is required for the execution and delivery of this Agreement by Seller, the consummation by Seller of the transactions contemplated hereby, and the conduct by BMC and its Subsidiaries following the Closing of its business on substantially the same basis as such business was conducted prior to the Closing, except for such consents, authorizations, orders, approvals, filings, registrations, notices which are required solely by reason of the specific ownership or regulatory status of Purchaser or its Affiliates.

     4.5 TITLE TO BMC STOCK. The transfer from Seller to Purchaser of the BMC Stock pursuant to the provisions of this Agreement, will transfer to Purchaser good and marketable title thereto, free and clear of any adverse claims or Liens (other than Liens created or incurred by Purchaser or any of its Affiliates).

     4.6 Capitalization of BMC; Existing Options.
         ---------------------------------------

     (a) The authorized capital stock of BMC consists of 10,000 shares of common stock, par value $100.00 per share, of which 10,000 shares are issued and outstanding (the "BMC Stock"). All of the issued and outstanding shares of capital stock of BMC are owned beneficially and of record by Seller, free and clear of any Liens. All issued and outstanding shares of capital stock of BMC are validly issued, fully paid and non-assessable.

     (b) There are no outstanding obligations, warrants, options or other rights to subscribe for or purchase from BMC, Seller or any Affiliate of Seller, or any other contracts or commitments providing for the issuance of, or the granting of rights to acquire, shares of any class of stock of or any equity interest in BMC, or any securities or other instruments convertible into or exchangeable for shares of any class of stock of or any equity interest in BMC other than (i) the rights of Purchaser created by this Agreement or (ii) created by Purchaser or any of its Affiliates.

     (c) As of the date hereof, BMC neither owns nor has the option to acquire, directly or indirectly, any equity interest in any Person, except as set forth in Section 4.6(c) of the Seller Disclosure Schedule. As of the Closing, BMC will neither own nor have the option to acquire, directly or indirectly, any equity interest in any Person, except (i) as set forth in Section 4.6(c) of the Seller Disclosure Schedule and (ii) equity interests acquired since the date hereof in satisfaction of debts previously contracted in good faith.

     (d) Except as set forth in Section 4.6(d) of the Seller Disclosure Schedule, BMC has no Subsidiaries and is not a party to any partnership or joint venture. Section 4.6(d) of the Seller Disclosure Schedule sets forth the authorized and outstanding capital stock of each subsidiary of BMC, and except as otherwise set forth on such schedule, there are outstanding no warrants, options or other rights to subscribe for the capital stock of such subsidiaries, nor any securities or other instruments convertible into or exchangeable for any class of stock of or any equity interest in such Subsidiaries. Each of the shares of Subsidiaries listed as owned by BMC is owned free and clear of any lien, charge or encumbrance of any third party.

     4.7 FINANCIAL STATEMENTS. Set forth in Section 4.7 of the Seller Disclosure Schedule are the following financial statements (collectively, the "FINANCIAL STATEMENTS"): (a) BMC's unaudited consolidated balance sheet as of December 31, 1995 (the "Balance Sheet") and the related unaudited consolidated statements of operations, changes in shareholder's equity and cash flows for the year then ended and (b) the pro forma consolidated balance sheet (the "Pro Forma Balance Sheet") of BMC as of December 31, 1995, adjusted to reflect the exclusion from the historic Balance Sheet of the Excluded Assets and Excluded Liabilities. Except as otherwise indicated in Section 4.7 of the Seller Disclosure Schedule, the Financial Statements described in clause (a) were prepared in accordance with GAAP applied on a consistent basis during the periods involved and fairly present the financial position of BMC and its Subsidiaries as of the dates thereof and the results of operations of BMC and its Subsidiaries for the periods then ended; and the Pro Forma Balance Sheet fairly presents the financial position of BMC and its Subsidiaries, after giving effect to the exclusion of the Excluded Assets and Excluded Liabilities. The books and records of the Seller have been, and are being, maintained in all material respects in accordance with GAAP and any other applicable legal and accounting requirements.

     4.8 LITIGATION. (a) Except as set forth in Section 4.8(a)(1) of the Seller Disclosure Schedule, as of the date of this Agreement, there is no regulatory investigation of which Seller has knowledge or administrative proceeding pending before any court, arbitrator or Governmental Authority (each, a "Litigation") against BMC or any of its Subsidiaries. Except as set forth in Section 4.8(a)(1) of the Seller Disclosure Schedule, there is no other action, suit or proceeding pending before any court against BMC or any of its Subsidiaries or Seller which
(i) if adversely
determined, would have a Material Adverse Effect on BMC or (ii) challenges the validity or the propriety of the transactions contemplated by this Agreement.
Section 4.8(a)(11) of the Seller Disclosure Schedule lists, as of the date of this Agreement, all material orders, judgments, injunctions and decrees applicable to BMC and its Subsidiaries, and BMC and its Subsidiaries are not in material violation of any such order, judgment, injunction or decree.

     (b) Except as set forth in Section 4.8(b) of the Seller Disclosure Schedule, as of the date of this Agreement, there is no Litigation, to the knowledge of Seller, threatened against BMC or any of its Subsidiaries before any court, arbitrator or Governmental Authority which if adversely determined would have a Material Adverse Effect on BMC.

     4.9 COMPLIANCE WITH LAWS: Permits and Licenses. (a) Except as set forth in
Section 4.9(a) of the Seller Disclosure Schedule, the operations of BMC and its Subsidiaries are being conducted in compliance with all Applicable Laws, except where the failure to so comply would not reasonably be expected to have a Material Adverse Effect on BMC.

     (b) Except as set forth in Section 4.9(b) or 5.8(a) of the Seller Disclosure Schedule, BMC and its Subsidiaries hold all permits, certificates, licenses, approvals and other authorizations (or, where legally permissible, has waivers thereof or is entitled to exemptions therefrom) of each Governmental Authority necessary for the operation of their businesses as presently conducted, except where the failure to so hold would not reasonably be expected to have a Material Adverse Effect on BMC.

     4.10 ABSENCE OF CERTAIN CHANGES OR EVENTS. Since December 31, 1995, except as set forth in Section 4.10 of the Seller Disclosure Schedule or as expressly permitted by this Agreement, BMC and its Subsidiaries have carried on their respective businesses in all material respects in the ordinary course consistent with past practices and there has not been:

     (a) any material change by BMC in accounting methods, principles or practices, except as required by law or by changes in GAAP;

     (b) other than in the ordinary course of business consistent with past practice, any entry by BMC or any of its Subsidiaries into any material contract, transaction or commitment, including any loan, lease, purchase or sale of assets, borrowing or capital expenditure, or any commitment therefor;

     (c) to the knowledge of Seller, any change or development in or affecting the business, operations or financial condition of BMC or any of its Subsidiaries that has had or could reasonably be expected to have a Material Adverse Effect on BMC;

     (d) any write-off by or in respect of BMC or any of its Subsidiaries as uncollectible of any note or account receivable, except write-offs in the ordinary course of business consistent with past practice;

     (e) any agreement by BMC or any of its Subsidiaries or any of their respective Affiliates to do any of the foregoing;

     (f) except for normal increases in the ordinary course of business consistent with past practice or as required under employment agreements in effect on December 31, 1995, any increase by BMC or any of its Subsidiaries in the wages, salaries, compensation, pension, or other fringe benefits or perquisites payable to any executive officer, employee, or director from the amount thereof in effect as of December 31, 1995 (which amounts have been previously disclosed to Purchaser), any grant by BMC or any of its Subsidiaries of any severance or termination pay, the entry by BMC or any of its Subsidiaries into any contract to make or grant any severance or termination pay, or the payment by BMC or any of its Subsidiaries of any bonus;

     (g) any strike, work stoppage, slow-down, or other labor disturbance with respect to BMC or any of its Subsidiaries; or

     (h) any dividend or other distribution declared, paid or otherwise made (including by way of redemption or otherwise) in respect of the BMC Stock.

     4.11 EMPLOYEE BENEFITS MATTERS. (a) Section 4.11(a) of the Seller Disclosure Schedule contains a true and complete list of each "employee benefit plan" within the meaning of Section 3(3) of ERISA, and each stock, deferred compensation, incentive, vacation, sick pay, leave, severance pay, or fringe benefit plan. policy, or arrangement, which BMC or any of its Subsidiaries maintains, contributes to or is a party to, or for which BMC or any of its Subsidiaries has any liability or contingent liability (collectively, the "Plans"). Complete and accurate copies of all Plan documents have been delivered to Purchaser.

     (b) Except as otherwise provided in Section 4.11(b) of the Seller Disclosure Schedule, and except to the extent that any breach of the representation and warranty made in this sentence would not have a Material Adverse Effect on BMC, (1) each Plan is and has been maintained in compliance with ERISA and the Code and has been administered and operated in accordance with its terms; (ii) each Plan which is intended to be "qualified" within the meaning of Section 401(a) of the Code has received a favorable determination letter from the IRS and, to the knowledge of Seller, no event has occurred and no condition exists which could reasonably be expected to result in the revocation of any such determination; (iii) no Plan subject to Title IV of ERISA has been terminated or is or has been the subject of termination proceedings pursuant to Title IV of ERISA; (iv) BMC and its Subsidiaries have not engaged in any transaction in connection with any Plan that could reasonably be expected to result in the imposition of a penalty pursuant to Section 502(i) of ERISA, damages pursuant to Section 409 of ERISA or a tax pursuant to Section 4975(a) of the Code; (v) no liability, claim, action or litigation has been incurred, made, commenced or, to the knowledge of Seller, threatened against BMC and its Subsidiaries or any Plan (other than for benefits and administrative expenses payable in the ordinary course and insurance premiums payable to the Pension Benefit Guaranty Corporation); (vi) with respect to any Plan which is subject to Title IV of ERISA, as of the most recent actuarial valuation prepared for such Plan, the aggregate present value of the accrued liabilities thereof did not exceed the aggregate fair market value of the assets allocable thereto; and
(vii) no Plan is a Multiemployer Plan.

     (c) No Plan provides benefits, including, without limitation, death, medical or severance benefits, with respect to current or former employees, officers, or directors of BMC or any of its Subsidiaries (or their beneficiaries) beyond their retirement or other termination of service, other than (i) coverage for benefits mandated by applicable law, (ii) death benefits or retirement benefits under an "employee pension benefit plan" (as such term is defined in Section 3(2) of ERISA), (iii) deferred compensation benefits properly accrued as liabilities on the Financial Statements, or (iv) benefits the full cost of which is borne by the current or former employee, officer, or director, or his or her beneficiaries.

     (d) All required contributions to, and all payments with respect to, the Plans have been timely made.

     4.12 TAXES. (a) The Parent has timely filed or caused to be filed, or will timely file or cause to be filed on or prior to the Closing Date, all material federal, state, local and foreign income tax returns and reports (collectively, the "Tax Returns") which are required to be filed by or with respect to BMC or any of its Subsidiaries on or prior to the Closing Date (taking into account any properly granted extensions of time to file any Tax Return). Except as set forth in Section 4.12 of the Seller Disclosure Schedule, all material federal, state, local and foreign income, gross receipts, license, payroll, employment, excise, severance, stamp, occupation, premium, windfall profits, environmental, customs duties, capital stock, franchise, profits, backup withholding, withholding, social security, unemployment, disability, real property, personal property, sales, use, transfer, registration, value added, alternative or add-on minimum, estimated, and other tax of any kind whatsoever, including any interest, penalty (including penalties for failure to file information returns or other returns), or addition thereto or with respect thereto, whether disputed or not (collectively, "Taxes"), due and payable solely by BMC or any of its Subsidiaries with respect to taxable years or other taxable periods ending on or prior to the Closing Date have been, or on or prior to the Closing Date will be, paid or adequately disclosed and fully provided for as a liability accrual set forth on Schedule 7.1(m) and taken into account for purposes of determining the parties' obligations under Section 7.1(m) hereof. Except as set forth in Section
4.12 of the Seller Disclosure Schedule, to the knowledge of Seller, (i) there are no waivers in effect of the applicable statutory period of limitation for Taxes of BMC or any of its Subsidiaries (other than Taxes of BMC or any of its Subsidiaries relating to a Barnett Group Tax return) for any taxable period and
(ii) no deficiency assessment or proposed adjustment with respect to any Tax liability of BMC or any of its Subsidiaries (other than Tax liabilities relating to a Barnett Group Tax return) for any taxable period is pending or has been threatened in writing. None of BMC or its Subsidiaries have filed a consent under Section 341(f) of the Code.

     (b) The Parent is the "common parent" of an "affiliated group" of corporations (as those terms are used in Section 1504(a) of the Code and Treasury Regulations promulgated under Section 1502 of the Code) which includes BMC and the BMC Subsidiaries (the "Barnett Group"). The Parent, BMC, and the BMC Subsidiaries are eligible to file a consolidated federal income Tax Return for the taxable period of the Parent including the Closing Date, and BMC and each of BMC's Subsidiaries will be included in such consolidated federal income Tax Return for its taxable period ending on the Closing Date.

     (c) Each of Seller, BMC and each of BMC's Subsidiaries is a "U.S. person" within the meaning of Section 7701(a)(30) of the Code.

     4.13 OWNERSHIP AND LEASES OF REAL PROPERTY. (a) As of the date of this Agreement, except as set forth in Section 4.13 of the Seller Disclosure Schedule, neither BMC nor any of its Subsidiaries owns, beneficially or of record, any real property (other than REOs).

     (b) Section 4.13 of the Seller Disclosure Schedule lists all real estate leased as - of the date of this Agreement by BMC or any of its Subsidiaries as lessee. Each lease with respect to such real estate (collectively, the "Real Property Leases") is a valid and binding obligation of BMC or such Subsidiary and is in full force and effect in all material respects; in each case, BMC or such Subsidiary is in peaceable possession and no material waiver, indulgence or postponement of material obligations of BMC or such Subsidiary thereunder has been granted by the lessor; and there exists no material default or event, occurrence, condition or act which, with the giving of notice or the lapse of time, would become a material default by BMC or such Subsidiary under any such Real Property Lease.

     4.14 INSURANCE. Section 4.14 of the Seller Disclosure Schedule lists all policies of insurance relating to the business or operations of BMC and its Subsidiaries in effect as of the date of this Agreement (other than title insurance policies or insurance policies relating exclusively to mortgage or other loans originated or serviced by BMC and its Subsidiaries which name BMC or any of its Subsidiaries as an insured party thereunder), whether maintained by BMC or one of its Subsidiaries or Parent. As of the date of this Agreement, all such policies are in full force and effect, all premiums due thereon have been paid and BMC and its Subsidiaries have complied in all material respects with the provisions thereof and none of such policies is subject to any retroactive premium adjustment.

     4.15 INTELLECTUAL PROPERTY. (a) Section 4.15 of the Seller Disclosure Schedule lists, as of the date of this Agreement (1) all foreign and domestic patents and patent applications which are owned (A) by BMC or any of its Subsidiaries or (B) by an Affiliate of BMC or any of its Subsidiaries specifically for use by BMC or any of its Subsidiaries; and (ii) all copyright registrations, trademark registrations, trademark registration applications, service mark registrations, service mark registration applications and trade names (exclusive of any such registration, application or name using the name "Barnett Mortgage Company", "BancPLUS" or "Loan America" or any derivative thereof in any form) which are (A) owned by BMC or any of its Subsidiaries or
(B) owned by an Affiliate of BMC or any of its Subsidiaries and used primarily or exclusively by BMC or any of its Subsidiaries (collectively, the "Intellectual Property"). Section 4.15 of the Seller Disclosure Schedule also lists (1) all material license agreements of patent, trademark or service mark rights entered into by or primarily for use by BMC or any of its Subsidiaries and (2) all material computer programs and databases utilized on a regular basis by BMC or any of its Subsidiaries (excluding computer programs marketed to the general public).

     (b) Unless otherwise indicated in Section 4.15 of the Seller Disclosure Schedule, as of the date of this Agreement (i) there are no existing or, to the knowledge of Seller, threatened claims by any third party based on the use by, or challenging the ownership of, BMC or any of its

Subsidiaries, or any Affiliate of BMC or any of its Subsidiaries of any Intellectual Property, or any claims challenging any material rights of BMC or any of its Subsidiaries or any Affiliate of BMC or any of its Subsidiaries under the license agreements or to the use of the computer programs and databases listed in Section 4.15 of the Seller Disclosure Schedule: (ii) to the knowledge of Seller, (A) none of the methods or services which BMC or any of its Subsidiaries offers, sells or provides materially infringes upon any Intellectual Property of others, (B) none of the Intellectual Property is being infringed by others in any material respect and (C) none of the material rights of BMC or any of its Subsidiaries or any Affiliate of BMC or any of its Subsidiaries under the license agreements or to the use of the computer programs and databases listed under Section 4.15 of the Seller Disclosure Schedule is being violated in any material respect; (iii) BMC and its Subsidiaries and/or Affiliates of BMC and its Subsidiaries own all right, title and interest in the Intellectual Property; and (iv) to the knowledge of Seller, neither BMC or any of its Subsidiaries nor any Affiliate of BMC or any of its Subsidiaries have received any oral or written claim or demand from any Person pertaining to or challenging the right of BMC or any of its Subsidiaries or any Affiliate of BMC or any of its Subsidiaries to use any Intellectual Property, or any such claim or demand challenging the rights of BMC or any of its Subsidiaries or any Affiliate of BMC or any of its Subsidiaries under the license agreements or to the use of the computer programs and databases listed under Section 4.15 of the Seller Disclosure Schedule and no proceedings have been instituted, are pending or are threatened which challenge such rights. Within the 12-month period immediately prior to the date of this Agreement, neither BMC nor its Subsidiaries have made use of any intellectual property material to the operation of its business other than rights under Intellectual Property or the license agreements, computer programs and databases listed in Section 4.15 of the Seller Disclosure Schedule.

     4.16 TRANSACTIONS WITH AFFILIATES. Section 4.16 of the Seller Disclosure Schedule lists all material agreements in effect as of the Closing Date (such schedule to be delivered to the Purchaser not less than five (5) Business Days prior to the Closing Date), with respect to services provided by or to BMC or any of its Subsidiaries with respect to any Affiliate of BMC or any of its Subsidiaries. Except as set forth in Section 4.16 of the Seller Disclosure Schedule, such agreements were entered into on commercially reasonable terms and conditions.

     4.17 CERTAIN LABOR MATTERS. (a) BMC and its Subsidiaries are in substantial compliance with all federal, state and other applicable laws respecting employment and employment practices, terms and conditions of employment and wages and hours, and have not and are not engaged in any unfair labor practice, except where the failure to so comply or such unfair labor practice could not reasonably be expected to have a Material Adverse Effect on BMC; (b) no unfair labor practice complaint against BMC or any of its Subsidiaries is pending before the National Labor Relations Board; (c) there is no labor strike, dispute, slowdown or stoppage actually pending or, to the knowledge of Seller, threatened against or involving BMC or any of its Subsidiaries; (d) no representation question exists respecting the employees of BMC or any of its Subsidiaries; (e) no grievance which is likely to have a Material Adverse Effect on BMC exists, no arbitration proceeding arising out of or under any collective bargaining agreement is pending and no claim therefor has been asserted; (f) no collective bargaining agreement is currently being negotiated by BMC or any of its Subsidiaries; and (g) neither BMC nor any of its Subsidiaries have experienced any material labor difficulty during the last three years.

     4.18 BROKERS. No broker, investment banker, financial advisor or other Person, other than UBS Securities Corporation, the fees and expenses of which will be paid by Seller or an Affiliate (other than BMC or any of its Subsidiaries) thereof (other than as provided in Section 13.5 hereof), is entitled to any broker's, finder's, financial advisor's or other similar fee or commission in connection with the transactions contemplated by this Agreement based upon arrangements made by or on behalf of Seller or any of its Affiliates.

     4.19 NO UNDISCLOSED LIABILITIES. Except as disclosed in Section 4.8(a)(i), 4.8(a)(ii), 4.8(b) or 4.19 of the Seller Disclosure Schedule and except for (a) liabilities disclosed, reserved for or otherwise reflected in the Balance Sheet and (b) liabilities incurred in the ordinary course of business by BMC after December 31, 1995, BMC and its Subsidiaries have not incurred any liabilities (contingent or otherwise) that have had, or would reasonably be expected to have, a Material Adverse Effect on BMC.

     4.20. CERTAIN CONTRACTS. (a) Except as set forth in Section 4.20 of the Seller Disclosure Schedule, neither BMC nor any of its Subsidiaries is a party to or bound by any contract, arrangement, commitment or understanding (whether written or oral) (i) with respect to the employment of any directors, officers, employees or consultants, (ii) which, due to the consummation of the transactions contemplated by this Agreement, will (either alone or upon the occurrence of any additional acts or events) result in any payment (whether of severance pay or otherwise) becoming due from Purchaser or BMC or any of its Subsidiaries to any officer or employee of BMC or any of its Subsidiaries, (iii) which is a material contract (as defined in Item 601(b)(10) of Regulation S-K of the SEC) to be performed after the date of this Agreement, (iv) which is a consulting agreement (including data processing, software programming and licensing contracts) not terminable on notice of 60 days or less involving the payment of more than $100,000 per annum, (v) which materially restricts the conduct of any line of business by BMC or any of its Subsidiaries or (vi) with or to a labor union or guild (including any collective bargaining agreement). Each contract, arrangement, commitment or understanding of the type described in this Section 4.20(a), whether or not set forth in Section 4.20 of the Seller Disclosure Schedule, is referred to herein as a "COMPANY CONTRACT".

     (b) Seller has previously delivered or made available to Purchaser true and correct - copies of each Company Contract listed on Section 4.20 of the Seller Disclosure Schedule.

     (c) Except as set forth in Section 4.20 of the Seller Disclosure Schedule,
(i) each Company Contract is valid and binding and in full force and effect in all material respects, (ii) BMC and its Subsidiaries have in all material respects performed all obligations required to be performed by them to date under each Company Contract, (iii) no event or condition exists which constitutes or, after notice or lapse of time or both, would constitute, a material default on the part of BMC or any of its Subsidiaries under any such Company Contract, and (iv) to the knowledge of the Seller, no other party to such Company Contract is in default in any material respect thereunder.

                                    ARTICLE V

                        MORTGAGE BANKING REPRESENTATIONS
                        --------------------------------
                                    OF SELLER
                                    ---------

     Seller represents and warrants to Purchaser that:

     5.1 PORTFOLIOS AND LISTED AGREEMENTS. (a) Section 5.1(a) of the Seller Disclosure Schedule contains a list of all Servicing Agreements to which BMC or any of its Subsidiaries is a party as of the date hereof.

     (b) Section 5.1(b) of the Seller Disclosure Schedule contains a list of all Master Servicing Agreements to which BMC or any of its Subsidiaries is a party as of the date hereof.

     (c) Section 5.1(c) of the Seller Disclosure Schedule contains a list of all Certificate Administration Agreements to which BMC or any of its Subsidiaries is a party as of the date hereof.

     (d) Section 5.1(d) of the Seller Disclosure Schedule contains a list of all Mortgage Sale Agreements entered into by BMC or any of its Subsidiaries after February 28, 1995 to which BMC or any of its Subsidiaries is a party as of the date hereof. Such Schedule shall be amended within 5 days of the date hereof to include the 10 largest Mortgage Sale Agreements entered into by BMC and its Subsidiaries during each of calendar years 1994 and 1993 to which BMC or any of its Subsidiaries is a party as of the date hereof.

     (e) Section 5.1(e) of the Seller Disclosure Schedule contains a list of all Collateral Certificate Sale Agreements entered into by BMC or any of its Subsidiaries after February 28, 1995 to which BMC or any of its Subsidiaries is a party as of the date hereof. Such Schedule shall be amended within 5 days of the date hereof to include the 10 largest Collateral Certificate Sale Agreements entered into by BMC and its Subsidiaries during each of calendar years 1994 and 1993, to which BMC or any of its Subsidiaries is a party as of the date hereof.

     (f) Section 5.1(f) of the Seller Disclosure Schedule contains a list of all Investment Commitments to which BMC or any of its Subsidiaries is party as of the date hereof, except for Pipeline Loans to be funded or acquired by BMC or any of its Subsidiaries, which Pipeline Loans shall be disclosed as of the Tape Date on the tape referred to in Section 7.12(b).

     5.2 PORTFOLIO INFORMATION. The information to be furnished by Seller to Purchaser pursuant to Section 7.12(a) and (b) will be true and correct in all material respects as of the date furnished.

     5.3 ENFORCEABILITY OF LISTED AGREEMENTS. (a) Seller has previously made available to Purchaser true and complete copies of all Listed Agreements. Each Listed Agreement and the Regulations applicable thereto set forth all the material terms and conditions of the rights of

BMC and its Subsidiaries against and obligations to the Agencies, Contract Parties, Investors and Insurers and there are no written or oral agreements that modify, supplement or amend any such Listed Agreement other than such modifications, supplements or amendments which are of a type customary in the industry and were made in the ordinary course of business. Each of the Listed Agreements is a valid and binding obligation of BMC and its Subsidiaries, is in full force and effect in all material respects, and is enforceable against BMC and its Subsidiaries in accordance with its terms, except as such enforceability may be affected by bankruptcy, insolvency, fraudulent conveyance, reorganization and other similar laws relating to or affecting creditors' rights generally and general principles of equity (whether considered in a proceeding in equity or at law).

     (b) There is no pending or, to the knowledge of Seller, threatened cancellation or partial termination of any Listed Agreement.

     (c) Except as set forth in Section 5.3(c) of the Seller Disclosure Schedule, the rights of BMC and its Subsidiaries under each of the Listed Agreements are owned by or for the account of BMC and its Subsidiaries, free and clear of any Liens, including, without limitation, the right to receive servicing fees, excess servicing fees, master servicing fees, certificate administration fees or other compensation, if any.

     5.4 COMPLIANCE WITH LISTED AGREEMENTS. (a) Except as set forth in Section 5.4(a) of the Seller Disclosure Schedule, there is no material default or breach by BMC or any of its Subsidiaries under any Listed Agreement, and no event has occurred which with the passage of time or the giving of notice or both would constitute a material default or breach by BMC or any of its Subsidiaries under any such Listed Agreement or would permit termination or modification of any such Listed Agreement by a third party without the consent of BMC or any of its Subsidiaries.

     (b) Except as set forth in Section 5.4(b) of the Seller Disclosure Schedule, there exists no material breach of a representation and warranty by BMC or any of its Subsidiaries set forth in a Listed Agreement (each of which was made as of the date specified in such Listed Agreement) which gives rise to a remedy against BMC or any of its Subsidiaries under such Listed Agreement.

     5.5 ADVANCES. Except as set forth in Section 5.5 of the Seller Disclosure Schedule, there are no pooling, participation, Servicing or other agreements to which BMC or any of its Subsidiaries is a party which obligate it to make Advances with respect to defaulted or delinquent Mortgage Loans, other than as provided in GNMA, FNMA or FHLMC pooling and Servicing agreements. Each Advance is a valid and subsisting amount owing to BMC or any of its Subsidiaries, is carried on the books of BMC or one of its Subsidiaries at values determined in accordance with GAAP and is not subject to any setoff or claim of the account debtor arising from acts or omissions of BMC or one of its Subsidiaries.

     5.6 NO RECOURSE. Except as provided in Section 5.6 of the Seller Disclosure Schedule or in the applicable Regulations, and except with respect to GNMA so-called "VA no bid" loans, neither BMC nor any of its Subsidiaries is a party to (a) any agreement, arrangement or obligation with or to any Person, including any Agency, Contract Party or Investor, to repurchase from any such Person any Mortgage Loan, Collateral Certificate or Mortgaged Property serviced for others or (b) any agreement, arrangement or understanding to reimburse, indemnify or hold any such Person harmless or otherwise assume liability with respect to any loss, cost or expense suffered or incurred as a result of the Foreclosure or sale of any such Mortgage Loan, Collateral Certificate or Mortgaged Property, except insofar as
(i) such recourse is based upon (A) a breach (or condition equivalent to a breach) by BMC or any of its Subsidiaries of a representation, warranty, covenant or undertaking or (B) the act or omission of BMC or one of its Subsidiaries in respect of such Mortgage Loan, Collateral Certificate or Mortgaged Property or in connection with such Foreclosure or sale or (ii) BMC or any of its Subsidiaries incurs expenses in excess of the reimbursement limits, if any, set forth in a Listed Agreement or applicable Regulation.

     5.7 WAREHOUSE LOAN REPRESENTATIONS AND WARRANTIES. With respect to each Mortgage Loan which, as of any date of determination, is a part of the Warehouse Loan Portfolio and is not an Extended Warehouse Loan:

          (i) the information with respect to such Mortgage Loan set forth in the Section 5.2(a) Tape is correct in all material respects as at the date or dates with respect to which such information is furnished as specified herein;

          (ii) immediately prior to the transfer and assignment contemplated by this Agreement, BMC or one of its Subsidiaries is the sole owner and holder of such Mortgage Loan, free and clear of any and all Liens (other than Liens securing indebtedness reflected on the Balance Sheet);

          (iii) (A) the related Mortgage is a valid, subsisting and enforceable first lien on the related Mortgaged Property, and (B) except as set forth in
Section 5.7(iii) of the Seller Disclosure Schedule, the related Mortgaged Property is free and clear of all encumbrances and liens having priority over the first lien of the related Mortgage (except for liens for real estate taxes and assessments not yet due and payable) and, if the related Mortgaged Property is a condominium unit, any lien for common charges permitted by statute;

          (iv) neither BMC nor any of its Subsidiaries nor, to Seller's knowledge, any prior holder of the related Mortgage or the related Mortgage Note has (A) modified the related Mortgage or the related Mortgage Note that would cause the information set forth in the Section 5.2(a) Tape to be incorrect in any material respect, (B) satisfied, canceled or subordinated the related Mortgage or the related Mortgage Note in whole or in part, (C) released the related Mortgaged Property in whole or in part from the lien of the related Mortgage, or (D) executed any instrument of release, cancellation, modification or satisfaction of the related Mortgage or the related Mortgage Note that would cause the information set forth in the Section 5.2(a) Tape to be incorrect in any material respect;

          (v) all taxes, governmental assessments, insurance premiums, and water, sewer and municipal charges previously due and owing relating to the related Mortgaged Property for which an escrow is required, have been paid, or an escrow of funds in an amount sufficient to pay for every such item which remains unpaid has been established, to the extent permitted by law;

     (vi) to Seller's knowledge, there is no proceeding pending or threatened for the total or partial condemnation of the related Mortgaged Property and the related Mortgaged Property is undamaged by water, fire, earthquake or earth movement, windstorm, flood, tornado or similar casualty, so as to affect materially adversely the value of the related Mortgaged Property as security for such Mortgage Loan or the use for which the premises were intended;

     (vii) to Seller's knowledge, the related Mortgaged Property is free and clear of all mechanics' and materialmen's liens or liens in the nature thereof that have rights coordinate with or prior to the related Mortgage;

     (viii) except for such Mortgage Loans secured by cooperative unit shares or leasehold interests, the related Mortgaged Property consists of a fee simple estate in real property and, to Seller's knowledge, all of the improvements which are included for the purpose of determining the appraised value of the related Mortgaged Property lie wholly within the boundaries and building restriction lines of such property and no improvements on adjoining properties encroach upon the Mortgaged Property (unless insured against under the applicable title insurance policy);

     (ix) such Mortgage Loan meets, or is exempt from, applicable state or federal laws, regulations and other requirements pertaining to usury, and such Mortgage Loan is not usurious;

     (x) to Seller's knowledge, all inspections, licenses and certificates required to be made or issued with respect to all occupied portions of the related Mortgaged Property and, with respect to the use and occupancy of the same, including, but not limited to, certificates of occupancy, have been made or obtained from the appropriate authorities;

     (xi) except for any Mortgage Loans set forth in Section 5.7(xi) of the Seller Disclosure Schedule, no payment required under such Mortgage Loan is more than 30 days past due and such Mortgage Loan had no more than one such delinquency in the preceding 13 months;

     (xii) (A) the related Mortgage Note, the related Mortgage and the other agreements executed in connection therewith are genuine, and each is the legal, valid and binding obligation of the maker thereof, enforceable in accordance with its terms except as such enforcement may be limited by bankruptcy, insolvency, reorganization or other similar laws affecting the enforcement of creditors' rights generally and by general equity principles (regardless of whether such enforcement is considered in a proceeding in equity or at law), and
(B) to Seller's knowledge, all parties to the related Mortgage Note and the related Mortgage had legal capacity to execute such Mortgage Note and such Mortgage and the related Mortgage Note and the related Mortgage has been duly and properly executed by the related mortgagor;

          (xiii) any and all requirements of any federal, state or local law with respect to the origination of such Mortgage Loan, including, without limitation, truth-in-lending, real estate settlement procedures, consumer credit protection, equal credit opportunity or disclosure laws applicable to such Mortgage Loan, have been complied with in all material respects;

          (xiv) (A) the proceeds of such Mortgage Loan have been fully disbursed, there is no requirement for future advances thereunder, and (B) all costs, fees and expenses incurred in making, closing or recording such Mortgage Loan have been paid except recording fees with respect to a related Mortgage not recorded but which are in the process of being recorded or fees which are not the responsibility of BMC or one of its Subsidiaries;

          (xv) such Mortgage Loan (except any such Mortgage Loan secured by related Mortgaged Property located in any state as to which an opinion of counsel of the type customarily rendered in such state in lieu of title insurance is instead received) is covered by an ALTA mortgagee title insurance policy or other generally acceptable form of policy or insurance acceptable to FNMA or FHLMC, issued by a title insurer acceptable to FNMA or FHLMC, insuring the originator, its successors and assigns, as to the first priority lien of the related Mortgage in the original principal amount of such Mortgage Loan and subject only to (A) the lien of current real property taxes and assessments not yet due and payable, (B) covenants. conditions and restrictions, rights-of-way, easements and other matters of public record as of the date of recording of the related Mortgage generally acceptable to mortgage lending institutions in the area in which the related Mortgaged Property is located or specifically referred to in the appraisal performed in connection with the origination of such Mortgage Loan, (C) liens created pursuant to any federal, state or local law, regulation or ordinance affording liens for the costs of clean up of hazardous substances or hazardous wastes or for other environmental protection purposes and (D) such other matters to which like properties are commonly subject which do not individually, or in the aggregate materially interfere with the benefits of the security intended to be provided by the related Mortgage; BMC or one of its Affiliates and their respective successors and assigns are the sole insureds of such mortgagee title insurance policy, any assignment of BMC's or such Affiliate's interest in such mortgagee title insurance policy does not require any consent of or notification to the insurer which has not been obtained or made, such mortgagee title insurance policy is in full force and effect, and such mortgage title insurance policy has an environmental protections lien endorsement in effect, which is generally equivalent to ALTA 8.1, and, in the case of such Mortgage Loan which bears an adjustable interest rate, an adjustable rate mortgage loan endorsement in effect, which is generally equivalent to ALTA 6.1;

          (xvi) the related Mortgaged Property securing such Mortgage Loan is insured by an insurer acceptable to FHLMC or FNMA against loss by fire and such hazards as are covered under a standard extended coverage endorsement, in an amount which is not less than the lesser of 100% of the insurable value of the related Mortgaged Property and the outstanding principal balance of such Mortgage Loan; if the related Mortgaged Property is a condominium unit, it is included under the coverage afforded by a blanket policy for the project; the insurance policy contains a standard clause naming the originator of such Mortgage Loan, its successor and assigns, as insured mortgagee; if upon origination of such Mortgage Loan, the improvements on the related Mortgaged Property were in an area identified in the Federal Register by the Federal Emergency Management

Agency as having special flood hazards, a flood insurance policy meeting the requirements of the current guidelines of the Federal Insurance Administration is in effect with a generally acceptable insurance carrier, in an amount representing coverage not less than the least of (A) the outstanding principal balance of such Mortgage Loan, (B) the full insurable value and (C) the maximum amount of insurance which was available under the Flood Disaster Protection Act of 1973, as amended; and the related Mortgage obligates the related mortgagor thereunder to maintain all such insurance at such mortgagor's cost and expense;

          (xvii) to Seller's knowledge, there is no material default, breach, violation or event of acceleration existing under the related Mortgage or the related Mortgage Note and no event which, with the passage of time or with notice and the expiration of any grace or cure period, would constitute a material default, breach, violation or event of acceleration; and no foreclosure action is threatened or has been commenced with respect to such Mortgage Loan;

          (xviii) to the knowledge of Seller, neither the related Mortgage Note nor the related Mortgage is subject to any right of rescission, set-off, counterclaim or defense, nor will the operation of any of the terms of the related Mortgage Note or the related Mortgage, or the exercise of any right thereunder, render the related Mortgage Note or the related Mortgage unenforceable, in whole or in part, or subject it to any right of rescission, set-off, counterclaim or defense, including the defense of usury, and no such right of rescission, set-off, counterclaim or defense has been asserted with respect thereto, except, in the case of the exercise of rights under a Mortgage Note or a Mortgage, as a result of limitations imposed by so-called single-action laws or similar laws in effect in any state;

          (xix) (A) with respect to Mortgage Loans which are not balloon loans, the related Mortgage Note is payable in monthly payments resulting in complete amortization of the Mortgage Loan over a term of not more than 360 months, and
(B) with respect to Mortgage Loans which are balloon loans, the related Mortgage Note has an original term to stated maturity of no more than 84 months, is payable in level monthly installments of principal and interest based on a 30-year amortization schedule up to the stated maturity date thereof, bears a fixed mortgage interest rate and provides that the full outstanding principal balance of such Mortgage Note is due and payable, together with accrued interest thereon, on its stated maturity date;

          (xx) the related Mortgage contains customary and enforceable provisions such as to render the rights and remedies of the holder thereof adequate for the realization against the related Mortgaged Property of the benefits of the security, including realization by judicial or nonjudicial foreclosure (subject to any limitation arising from any bankruptcy, insolvency or other law for the relief of debtors), and there is no homestead or other exemption available to the related mortgagor which would interfere with such right of foreclosure;

          (xxi) to Seller's knowledge, the related mortgagor with respect to such Mortgage Loan is not a debtor in any state or federal bankruptcy or insolvency proceeding;

          (xxii) the related Mortgaged Property is located in the United States and consists of a single parcel of real property upon which is built a one to four family residential property which may include a detached home, townhouse, condominium unit, a unit in a planned unit development or, in the case such Mortgage Loan is secured by cooperative unit shares, leases or occupancy agreements;

          (xxiii) such Mortgage Loan was originated by either: (A) a savings and loan association, savings bank, commercial bank, credit union, insurance company, or similar institution which is supervised and examined by a federal or state authority; (B) a mortgagee approved by the secretary of HUD pursuant to Sections 203 and 211 of the National Housing Act (an "Approved Mortgagee") or
(C) a mortgage broker sponsored by an Approved Mortgagee; and

          (xxiv) such Mortgage Loan is a "qualified mortgage" within the meaning of Section 8600 of the code.

          5.8 MORTGAGE BANKING LICENSES AND QUALIFICATION. (a) Except as set forth in Section 5.8(a) of the Seller Disclosure Schedule, BMC or one of its Subsidiaries (i) to the extent required for the conduct of its current business, is approved (A) by FHA as an approved mortgagee and servicer for FHA Loans, (B) by VA as an approved lender and service for VA Loans, (C) by FNMA and FHLMC as an approved seller/servicer of first lien residential mortgages, and (D) by GNMA as an authorized issuer and approved servicer of GNMA-guaranteed mortgage-backed securities and (ii) has all other material certifications, authorizations, licenses, permits and other approvals (together with the approvals and qualifications set forth in clause (i), the "Licenses") necessary to conduct its current business.

     (b) Except as set forth in Section 5.8(b) of the Seller Disclosure Schedule, to the knowledge of Seller, neither the execution and delivery of this Agreement nor the consummation of the transactions contemplated hereby will affect the validity of any License currently possessed by BMC or any of its Subsidiaries, and all such Licenses will be in full force and effect immediately after the Closing Date; provided, however, that no representation is made with respect to the impact or effect of any business, conduct, activities or regulatory status of Purchaser or any Affiliate thereof on any such License.

     (c) BMC and each of its Subsidiaries is in compliance with all requirements relating to all of its Licenses, and Seller knows of no threatened suspension, cancellation or invalidation of any such License except where such failure, non-compliance or threatened suspension, cancellation or invalidation would not reasonably be expected to have a Material Adverse Effect on BMC.

     5.9 MORTGAGE BANKING COMPLIANCE. (a) Except as set forth in Section 5.9(a) of the Seller Disclosure Schedule, BMC and each of its Subsidiaries is in compliance in all material respects with (i) all applicable Regulations, (ii) all orders, writs, decrees, injunctions and other requirements of any court or governmental authorities applicable to it, its properties and assets and the conduct of its business and (iii) all Mortgage Loan Documents relating to each Mortgage Loan, except where the failure to so comply would not reasonably be expected to have a Material Adverse Effect on BMC. Any and all Regulations and requirements of any federal, state or local law with respect to the documentation, underwriting, origination, modification and sale of each Mortgage Loan in the Servicing Portfolio, including, without limitation, truth in-lending, real estate settlement procedures, consumer credit protection, equal credit opportunity or disclosure laws applicable to such Mortgage Loan, have been complied with in all material respects except where such non-compliance would not reasonably be expected to have a Material Adverse Effect on BMC.

     (b) BMC and each of its Subsidiaries have timely filed all reports required by any Agency, Investor or Insurer or by any federal, state or municipal law, Regulation or ordinance to be filed by BMC and each of its Subsidiaries except where the failure to file such reports would not reasonably be expected to have a Material Adverse Effect on BMC. Neither BMC nor any of its Subsidiaries have done or failed to do, and have not caused to be done or omitted to be done, any act required of BMC and its Subsidiaries, the effect of which would operate to invalidate or materially impair (i) any approval of any Agency or Investor, (ii) any FHA insurance or commitment of the FHA to insure, (iii) any VA Guarantee or commitment of the VA to guarantee, (iv) any private mortgage insurance or commitment of any private mortgage insurer to insure, (v) any title insurance policy, (vi) any hazard insurance policy, (vii) any flood insurance policy,
(viii) any fidelity bond, direct surety bond, or errors and omissions insurance policy required by HUD, GNMA, FNMA, FHA, FHLMC, VA or a private mortgage insurer or (ix) any surety or guaranty agreement, except where such act or failure to act would not reasonably be expected to have a Material Adverse Effect on BMC.

     (c) Except as disclosed in Section 5.9(c) of the Seller Disclosure Schedule, to the Seller's knowledge, no Agency, Investor or Insurer has (i) claimed that BMC or any of its Subsidiaries has violated or not complied in any material respect with the applicable underwriting standards with respect to Mortgage Loans sold by BMC or such Subsidiary to an Investor or (ii) imposed any restrictions on the activities (including commitment authority) of BMC or any of its Subsidiaries. Except as disclosed in Section 5.9(c) of the Seller Disclosure Schedule, to the knowledge of the Seller, there exist no facts or circumstances which would entitle an Investor to demand repurchase of a Mortgage Loan or which would entitle an Insurer (A) to demand indemnification from BMC or any of its Subsidiaries, (B) to cancel (or deny with respect to any pending Mortgage Loan) any mortgage insurance held for the benefit of BMC or any of its Subsidiaries or
(C) to reduce any mortgage insurance benefits payable to BMC or any of its Subsidiaries.

     5.10 INQUIRIES. Section 5.10 of the Seller Disclosure Schedule contains a true and correct list of each audit, investigation and complaint against BMC or any of its Subsidiaries by any Agency, Investor or Insurer commenced since February 28, 1995 (and shall be amended within five (5) days hereof to include a true and correct list of each such audit, investigation and complaint commenced since January 1, 1992) which resulted in a determination of a material failure to comply with applicable Regulations or otherwise resulted in (a) in the case of any one audit, investigation or complaint, a repurchase by BMC or any of its Subsidiaries of ten or more Mortgage Loans and/or REOs from such Agency, Investor or Insurer in any period equal to or less than one year, (b) indemnification by BMC or any of its Subsidiaries in connection with ten or more Mortgage Loans in any period equal to or less than one year, (c) rescission of an insurance or guaranty contract or agreement applicable to ten or more Mortgage Loans or (d) payment of a penalty to an Agency, Investor or Insurer. Except as set forth in Section 5.10 of the Seller Disclosure Schedule and except for customary ongoing quality control reviews, no such audit, investigation or complaint is, to the knowledge of Seller, pending or threatened. Seller has made available to Purchaser copies of all

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

written reports and other material documents received in connection with such audits, investigations, complaints and inquiries.

     5.11 CORRESPONDENT AGREEMENTS. Each Correspondent Agreement is a valid and binding contract in full force and effect in all material respects. Except as set forth in Section 5.11 of the Seller Disclosure Schedule, neither BMC nor any of its Subsidiaries is in material default under any Correspondent Agreement.

     5.12. CUSTODIAL ACCOUNTS. BMC and its Subsidiaries have full power and authority to establish and, to the extent applicable, maintain escrow accounts ("Custodial Accounts") for the Mortgage Loans, and is the lawful fiduciary of all Custodial Accounts related to the Mortgage Loans. Such Custodial Accounts comply in all material respects with (a) all applicable Regulations and (b) all terms of the Mortgage Loans relating thereto, and all such Custodial Accounts have been maintained in all material respects in accordance with usual and customary industry practice during any period during which BMC or any of its Subsidiaries has been responsible for maintaining such Custodial Accounts. Except as required by applicable Regulations, neither BMC nor any of its Subsidiaries is required to pay interest on the Custodial Accounts during any period during which BMC or such Subsidiary is responsible for maintaining such Custodial Accounts.

     5.13. ENVIRONMENTAL MATTERS. Except as set forth in Section 5.13 of the Seller Disclosure Schedule:

     (a) BMC and each of its Subsidiaries are and have been, in compliance in all material respects with all applicable federal, state and local laws, including common law, Regulations and ordinances and with all applicable decrees, orders and contractual obligations relating to pollution, or discharge of, or exposure to, Hazardous Materials (as defined in Section 5.13(f) hereof) in the environment or workplace ("Environmental Laws"), except where the failure to so comply would not reasonably be expected to have a Material Adverse Effect on BMC.

     (b) There is no suit, action or proceeding pending or, to the knowledge of the Seller, threatened before any governmental entity or other forum in which BMC or any of its Subsidiaries has been or, with respect to threatened proceedings, could reasonably be expected to be, named as a defendant (1) for alleged noncompliance with Environmental Laws, or (ii) relating to the release into the environment of any Hazardous Material or oil, whether or not occurring at or on a site owned, leased or operated by BMC or such Subsidiary.

     (c) To the knowledge of Seller, there is no reasonable basis for any suit, claim, action or proceeding as described in subsection (b) of this Section 5.13, except as would not be reasonably expected, individually or in the aggregate, to have Material Adverse Effect on BMC.

     (d) During the period of the ownership or operation by BMC or any of its Subsidiaries of any properties currently owned, leased or operated by BMC or any of its Subsidiaries, there has been no material release of any Hazardous Material or oil in, on, under or affecting such properties.

     (e) The Seller shall promptly notify Purchaser if it receives any notices, or learns of any facts, that would cause the representation set forth in this
Section 5.13 to be false in any material respect.

     (f) The following definition applies for purposes of this Section 5.13:
"Hazardous Material" mean any pollutant, contaminant, or hazardous substance under the Comprehensive Environmental Response, Compensation and Liability Act, 42 U.S.C., Section 9601, et. seq. or any similar state law.

     5.14. POOL CERTIFICATION. Each Mortgage Loan included in a Mortgage Pool meets all eligibility requirements for inclusion in such Mortgage Pool, in accordance with all applicable standards of eligibility for loan pooling. Except as disclosed in Section 5.14 of the Seller Disclosure Schedule, the Loan Documents for each Mortgage Loan contain or will contain, within the period required by applicable Investor Regulations, all items required by applicable Investor Regulations for the certification of Mortgage Pools by the appropriate Investor and such Mortgage Pools will be in compliance with all applicable Investor requirements and guidelines, within the period required by applicable Investor Regulations. Except as disclosed in Section 5.14 of the Seller Disclosure Schedule, all Mortgage Pools relating to the Mortgage Loans have been or will be, within the period required by applicable Investor Regulations, certified in accordance with applicable Investor Regulations, and the securities backed by such Mortgage Pools have been issued on uniform documents, promulgated in the applicable Investor guide without any material deviations therefrom. Except as disclosed in Section 5.14 of the Seller Disclosure Schedule, all Mortgage Pools relating to the Mortgage Loans are or will be, within the period required by applicable Investor Regulations, eligible for recertification by the appropriate custodian. Except as disclosed in Section 5.14 of the Seller Disclosure Schedule, the principal balance outstanding and owing on the Mortgage Loans in each Mortgage Pool equals or exceeds the amount owing to the corresponding security holder of such Mortgage Pool. No Mortgage Loan has been bought out of a Mortgage Pool without approval of the appropriate Investor.

     5.15 ABSENCE OF OTHER WARRANTIES. Except as and to the extent expressly set forth in this Agreement, Seller makes no representations or warranties whatsoever.

     For purposes of this Agreement, the term "knowledge of Seller" or similar qualifiers shall be limited to the actual knowledge of any of the officers and employees of Seller listed in Section 5.15 of the Seller Disclosure Schedule.

                                   ARTICLE VI

                   REPRESENTATIONS AND WARRANTIES OF PURCHASER
                   -------------------------------------------

     Purchaser represents and warrants to Seller that:

     6.1 ORGANIZATION. Purchaser is a corporation duly organized, validly existing and in good standing under the laws of the State of Delaware. Purchaser is duly qualified or licensed to do business as a foreign corporation and is in good standing in each jurisdiction in which the

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

nature of its business or properties makes such qualification or license necessary, except where failure to be so qualified, licensed or in good standing would not reasonably be expected to have a Material Adverse Effect on Purchaser.

     6.2 Capitalization of Purchaser: Existing Options.
         ----------------------------------------------

     (a) Immediately prior to the Closing the authorized capital stock of Purchaser will consist of 1,500,000 shares of Class A voting common stock, par value $.01 per share (the "Purchaser Class A Common Stock"), of which 994,286 shares will be outstanding and held of record as set forth in Section 6.2(a) of the Purchaser Disclosure Schedule, 5,714 shares of Class B nonvoting convertible common stock, par value $.01 per share (the "Purchaser Class B Nonvoting Common Stock"), of which 5,714 shares will be outstanding and held of record as set forth in Section 6.2(a) of the Purchaser Disclosure Schedule, and 5,714 shares of Class C nonvoting common stock, par value $1.00 per share (the "Purchaser Class C Nonvoting Common Stock") of which 5,714 shares will be outstanding and held of record as set forth in Section 6.2(a) of the Purchaser Disclosure Schedule. All shares of capital stock of Purchaser to be issued on the Closing Date shall be validly issued, fully paid and non-assessable and shall be free and clear of all Liens and adverse claims.

     (b) Except as set forth on Section 6.2(b) of the Purchaser Disclosure Schedule, and except as contemplated by the Purchaser Stock Option Plan, there are no outstanding obligations, warrants, options or other rights to subscribe for or purchase from Purchaser or other contracts or commitments providing for the issuance of, or the granting of rights to acquire, shares of any class of stock of or any equity interest in Purchaser, or any securities or other instruments convertible into or exchangeable for shares of any class of stock of or any equity interest in Purchaser other than the rights of Seller created by this Agreement and the rights created by the other Related Agreements.

     (c) Except as set forth on Section 6.2(c) of the Purchaser Disclosure Schedule, and other than as contemplated by this Agreement with respect to the BMC Stock, (i) as of the date hereof, Purchaser neither owns nor has the option to acquire, directly or indirectly, any equity interest in any Person, and (ii) as of the Closing, Purchaser will neither own nor have the option to acquire, directly or indirectly, any equity interest in any Person.

     (d) Except as set forth on Section 6.2(d) of the Purchaser Disclosure Schedule, other than as contemplated by this Agreement with respect to BMC, Purchaser has no Subsidiaries and is not party to any partnership or joint venture.

     6.3 AUTHORITY. Purchaser has the corporate power and authority to execute and deliver this Agreement and to perform its obligations hereunder. The execution and delivery by Purchaser of this Agreement and the consummation by it of the transactions contemplated hereby have been duly authorized by all necessary corporate action on the part of Purchaser. This Agreement constitutes a valid and legally binding agreement of Purchaser, enforceable against Purchaser in accordance with its terms, except as affected by bankruptcy, insolvency, fraudulent conveyance, reorganization and other similar laws relating to or affecting creditors' rights generally and general equitable principles (whether considered in a proceeding in equity or at law).


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

     6.4 NON-CONTRAVENTION. The execution and delivery of this Agreement by Purchaser does not, and the consummation by Purchaser of the transactions contemplated hereby and the performance by each of Purchaser of the obligations which it is obligated to perform hereunder will not, (a) violate any provision of the constituent documents of Purchaser, (b) assuming that all material consents, authorizations, orders and approvals of, filings or registrations with, and notices to, each Governmental Authority listed in Section 6.4(a) of the Purchaser Disclosure Schedule and all Third Party Consents listed in Section 6.4(b) of the Purchaser Disclosure Schedule have been obtained or made, (i) violate in any material respect any Applicable Law to which Purchaser is subject or (ii) violate in any material respect, result in the termination or the acceleration of, or conflict with in any material respect or constitute a material default under, any Contract to which Purchaser is a party or by which any of its assets or property is bound or (c) result in the creation of any Lien on any of the material assets or properties of Purchaser or the loss of any material license or other contractual right with respect thereto.

     6.5 CONSENTS, APPROVALS AND NOTICES. (a) Except as described in Section 6.4(a) of the Purchaser Disclosure Schedule, no material consent, authorization, order or approval of, filing or registration with, or notice to, any Governmental Authority and (b) except as described in Section 6.4(b) of the Purchaser Disclosure Schedule, no material Third Party Consent under any Contract to which Purchaser is a party or by which any of its assets or properties is bound is required for the execution and delivery of this Agreement by Purchaser and the consummation by Purchaser of the transactions contemplated hereby, except for such consents., authorizations, orders, approvals, filings, registrations, notices or Third Party Consents which Seller or its Affiliates are required to obtain or make.

     6.6 LITIGATION. (a) As of the date of this Agreement, there is no Litigation against Purchaser which if adversely determined would have a Material Adverse Effect on Purchaser. As of the date of this Agreement, there are no material orders, judgments, injunctions or decrees applicable to Purchaser.

     (b) As of the date of this Agreement, there is no Litigation, to the knowledge of Purchaser, threatened against Purchaser before any court, arbitrator or Governmental Authority which if adversely determined would have a Material Adverse Effect on Purchaser.

     6.7 Compliance with Laws; Permits and Licenses. (a) The operations of Purchaser are being conducted in compliance with all Applicable Laws, except where the failure to so comply would not reasonably be expected to have a Material Adverse Effect on Purchaser.

     (b) Purchaser holds all permits, certificates, licenses, approvals and other authorizations (or, where legally permissible, has waivers thereof or is entitled to exemptions therefrom) of each Governmental Authority necessary for the operation of its business as presently conducted, except where the failure to so hold would not reasonably be expected to have a Material Adverse Effect on Purchaser.

     6.8 BROKERS. Except as otherwise set forth in Section 6.8 of the Purchaser Disclosure Schedule, no broker, investment banker, financial advisor or other Person is entitled to any broker's, finder's, financial advisor's or other similar fee or commission in connection with the transactions contemplated by this Agreement based upon arrangements made by or on behalf of Purchaser or any of its Affiliates.

     6.9 NO REGULATORY IMPEDIMENT. Purchaser is not aware of any fact relating to its or any Affiliate's business, operations, financial condition or legal status that could reasonably be expected to impair its ability to obtain, on a timely basis, all consents, approvals, licenses and permits from Governmental Authorities necessary for the consummation of the transactions contemplated hereby.

     6.10 NO UNDISCLOSED LIABILITIES; Affiliate Transactions. Except as disclosed in Section 6.10 of the Purchaser Disclosure Schedule or as otherwise specifically contemplated by this Agreement, from the date of its organization to the closing date of the BBMC Mortgage Purchase Agreement (the "BBMC Closing Date"), (a) Purchaser has not conducted any business or otherwise engaged in any material activities or incurred any material liabilities (b) Purchaser has neither declared, paid or otherwise made any dividend or other distribution in respect of its capital stock, and (c) except as specifically contemplated by the BancBoston Mortgage Purchase Agreement and the Letter Agreement referenced in
Section 6.11, neither Lee, Purchaser, BancBoston Mortgage or any of their Affiliates has entered into any agreement, commitment or transaction (including any waiver under the BancBoston Mortgage Purchase Agreement) with FNB or any of its Affiliates.

     6.11 BANCBOSTON MORTGAGE PURCHASE AGREEMENT. There has been furnished to the Seller a true and correct copy of the BancBoston Mortgage Purchase Agreement, and there have been no further amendments or modifications of that Agreement other than the letter of even date herewith (the "Amendment Letter") furnished to the Seller setting forth certain proposed amendments thereto.

     6.12 ABSENCE OF OTHER WARRANTIES. Except as and to the extent expressly set forth in this Agreement, Purchaser makes no representations or warranties whatsoever.

     For purposes of this Agreement, the term "knowledge of Purchaser" or similar qualifiers shall be limited to the actual knowledge of any of the officers and employees of Purchaser listed in Section 6.12 of the Purchaser Disclosure Schedule.

                                   ARTICLE VII

                                    COVENANTS
                                    ---------

     7.1 CONDUCT OF BUSINESS. During the period from the date hereof to the Closing Date, without the prior written consent of Purchaser or except as set forth in Section 7.1 of the Seller Disclosure Schedule or as expressly permitted or required by this Agreement, Seller agrees that:

     (a) Seller will operate the BMC Business only in the ordinary course consistent with past practice, and Seller shall use commercially reasonable efforts, consistent with past practice, to preserve for Purchaser BMC's business organization and operations and to maintain satisfactory relationships with customers, licensors and others having business relationships with BMC and its Subsidiaries;

     (b) No change shall be made in the certificate of incorporation or by-laws or other organizational documents of BMC or any of its Subsidiaries;

     (c) No dividend or other distribution shall be declared, paid or otherwise made (including by way of redemption or otherwise) in respect of the BMC Stock;

     (d) Neither BMC nor any of its Subsidiaries shall issue or agree to issue any shares of its capital stock or other equity interests or securities convertible into or exchangeable for or other rights with respect to such capital stock or other equity interests;

     (e) No material change shall be made by BMC or any of its Subsidiaries in accounting methods, principles or practices, unless required by law or by changes in GAAP;

     (f) Except as set forth on Section 7.1(f) of the Seller Disclosure Schedule, neither BMC nor any of its Subsidiaries shall enter into any material contract, transaction or commitment otherwise than in the ordinary course of business consistent with past practice;

     (g) Neither BMC nor any of its Subsidiaries shall (i) transfer or otherwise dispose of or encumber any of its properties or assets, other than in the ordinary course of business or as contemplated by Section 7.1(m) or other than Liens incurred in connection with (a) any revolving credit facility or gestation repo facility entered into by BMC or its Subsidiaries to fund its Warehouse Loan Portfolio or (b) any indebtedness permitted by clause (iv) below; provided, however, that nothing in this Agreement shall in any way restrict the ability of BMC or its Subsidiaries to transfer or otherwise dispose of any Extended Warehouse Loan or REO; (ii) cancel any debt or waive or compromise any claim or right, except in the ordinary course of business; (iii) make any capital expenditure or commitment, other than in the ordinary course of business; (iv) except with respect to endorsements of negotiable instruments in the ordinary course of its business or with respect to its mortgage banking business in accordance with past practice, incur, assume or guarantee any indebtedness for borrowed money which will constitute a liability of BMC or its Subsidiaries as of the Closing Date other than (A) purchase money indebtedness, (B) indebtedness for borrowed money pursuant to credit agreements, credit lines and other borrowing facilities and arrangements in effect on the date of this Agreement,
(C) refunding of existing indebtedness, (D) intercompany indebtedness between and among BMC or its Subsidiaries and any Affiliate thereof, (E) indebtedness incurred by BMC or its Subsidiaries pursuant to any revolving credit facility or gestation repo facility utilized to fund its Warehouse Loan Portfolio, or (F) guaranties of letter of credit reimbursement obligations, purchaser orders and similar obligations issued for the benefit of customers in the ordinary course of business; or (v) agree to do any of the foregoing;

     (h) unless required by applicable law or Investor or Insurer requirements, neither BMC nor any of its Subsidiaries shall materially alter or vary its methods or policies of underwriting, originating, warehousing, selling or servicing, or buying or selling rights to service mortgage loans;

     (i) Neither BMC nor any of its Subsidiaries shall initiate the termination of any Servicing Agreement, Master Servicing Agreement or Certificate Administration Agreement,

     (j) Neither BMC nor any of its Subsidiaries shall enter into any Servicing Agreement, Master Servicing Agreement or Certificate Administration Agreement with recourse against it, except insofar as (i) such recourse is based upon (A) a breach (or condition equivalent to a breach) by BMC or one of its Subsidiaries of a representation, warrant, covenant or undertaking or (B) the act or omission in connection with a foreclosure sale or (ii) BMC or one of its Subsidiaries incurs expenses in excess of the reimbursement limits, if any, set forth in the relevant agreement or any applicable Regulation;

     (k) Neither BMC nor any of its Subsidiaries shall enter into or amend any employment, bonus, severance, or retirement contract or arrangement (including any Plan as described in Section 4.11), or increase any salary or other form of compensation payable or to become payable to any current or former employee, officer, or director (including any beneficiary thereof), except as may be required in order to obtain any favorable determination letter with respect to any Plan intended to be qualified under Section 401(a) of the Code and except for merit increases to employees (including directors and executive officers) in accordance with past practices and general increases to employees (excluding directors and executive officers) as a class in accordance with past practice or as required by law and except for payments pursuant to agreements referred to in
Section 4.10 of the Seller Disclosure Schedule; PROVIDED that no such payment shall be made to discharge a Retained Liability as defined in Section 7.7(e);

     (l) Neither BMC nor any of its Subsidiaries shall enter into any agreement, understanding or transaction with any Affiliate, other than on arms-length terms, in the ordinary course of business and consistent with past practices, or as expressly contemplated hereby or by the other Related Agreements;

     (m) On or prior to the Closing Date, BMC and its Subsidiaries shall transfer to the Seller the Excluded Assets identified on Section 7.1(m) of the Disclosure Schedule and the Seller shall assume from BMC and its Subsidiaries the Excluded Liabilities identified on Section 7.1(m) of the Disclosure Schedule, in each case at their respective book values on the date of such transfer, and the Seller shall pay to the Purchaser in cash on the Closing Date (or there shall be deducted from the indebtedness of BMC and its Subsidiaries owed to the Seller) the excess of the aggregate book value of the Excluded Assets over the aggregate book value of the Excluded Liabilities; PROVIDED, HOWEVER, that, with respect to Excluded Assets and Excluded Liabilities which existed as of the date of the Balance Sheet, such book values shall not be modified other than to reflect amortization or depreciation consistent with past practices and not inconsistent with GAAP and, with respect to Excluded Assets and Excluded Liabilities arising after the date of the Balance Sheet, such book values shall not be modified other than consistent with past practices not inconsistent with GAAP; and provided, further, that certain of the Excluded Assets as set forth on such Schedule may be retained by BMC and pledged to the Seller as security for financing provided by the Seller to BMC on terms and conditions satisfactory to the Seller and the Purchaser. Those Excluded Assets which consist of assets formerly held in BMC, or its

Subsidiaries consist only of assets associated with loan origination or production activities conducted by such entities (hereinafter referred to as the "Excluded Production Assets"). In addition, on or prior to the Closing Date, BMC and its Subsidiaries shall transfer to the Seller and the Seller shall execute an instrument of assumption in form reasonably acceptable to Purchaser (the "Instrument of Assumption") by which Seller shall assume and discharge all liabilities arising out of or relating to the Excluded Production Assets and the liabilities set forth on Schedule 7.1(m)(ii) (the "Seller Assumed Liabilities"); and

     (n) Seller shall not permit or cause BMC or any of its Subsidiaries to make any material increase in its reserve for Taxes from the amounts of such reserves reflected in the Balance Sheet other than increases consistent with past practices and not inconsistent with GAAP.

During the period from the date of this Agreement to the Closing Date, at Purchaser's request, Seller shall confer on a regular basis with Purchaser as to the BMC Business, and report periodically on the general status of ongoing operations of BMC and its Subsidiaries.

     7.2 ACCESS; CONFIDENTIALITY. Seller agrees to cause BMC and its Subsidiaries to permit Purchaser and its accountants, counsel and other authorized representatives to have, during the period from the date of this Agreement to the Closing Date, reasonable access to the premises, books and records of BMC and its Subsidiaries at all reasonable times upon reasonable notice. Seller agrees to cause BMC and its Subsidiaries to make available to Purchaser, upon reasonable advance notice and at all reasonable times, the officers of BMC and its Subsidiaries, as Purchaser may reasonably request, provided that such availability shall not interfere with the normal operations of BMC and its Subsidiaries. Seller shall cause BMC and its Subsidiaries to furnish Purchaser with such financial and operational data and other information with respect to the business and properties of BMC and its Subsidiaries as Purchaser shall from time to time reasonably request. Any information regarding BMC and its Subsidiaries heretofore or hereafter obtained from Seller or BMC and its Subsidiaries by Purchaser or its representatives shall be subject to the terms of the Confidentiality Agreement, and such information shall be held by Purchaser and its representatives in accordance with the terms of the Confidentiality Agreement.

     7.3 REASONABLE EFFORTS: TAKING OF NECESSARY ACTION. (a) Each of the parties hereto agrees to use its all reasonable efforts to take or cause to be taken all actions and promptly to do or cause to be done all things necessary, proper or advisable to consummate and make effective the transactions contemplated by this Agreement.

     (b) Purchaser shall (i) as soon as practicable after the date hereof, file such applications, notices, registrations and requests as may be required or advisable to be filed by it with any Governmental Authority in connection with the transactions contemplated hereby, (ii) furnish Seller with copies of all documents (except documents or portions thereof for which confidential treatment has been requested or given) and correspondence (A) prepared by or on behalf of Purchaser for submission to any Governmental Authority and (B) received by or on behalf of Purchaser from any Governmental Authority, in each case in connection with the transactions contemplated hereby, and (iii) use all reasonable efforts to consult with and keep

Seller informed as to the status of such matters. To the extent that any application, notice, registration or request so filed contains any significant information relating to Seller or BMC or its Subsidiaries, prior to Purchaser submitting such application, notice, registration or request to any Governmental Authority, Seller shall have the right to approve any such information that relates to Seller or BMC or its Subsidiaries (which approval shall not be unreasonably withheld).

     (c) Seller shall use all reasonable efforts to cooperate with Purchaser in the preparation and filing of all applications, notices, registrations and responses to requests for additional information from Governmental Authorities made by Purchaser with any Governmental Authority in connection with the transactions contemplated by this Agreement, including providing such information as Purchaser may reasonably request for inclusion in such applications, notices, registrations and responses.

     7.4 INSURANCE; RISK OF LOSS. (a) Effective as of the Closing Date: (i) Seller may terminate or cause its Affiliates to terminate all coverage relating to BMC and its Subsidiaries and their respective businesses, assets and current or former employees under any general corporate policies of insurance, cancelable surety bonds and hold harmless agreements of Seller for the benefit of BMC and its Subsidiaries as listed in Section 7.4 of the Seller Disclosure Schedule (provided that no such termination of occurrence liability policies shall be effected so as to prevent BMC and its Subsidiaries from recovering under such policies for losses from events occurring prior to the Closing Date); and (ii) Purchaser shall become solely responsible for all insurance coverage and related risk of loss based on events occurring on and after the Closing Date with respect to BMC and its Subsidiaries and their respective businesses, assets and current or former employees or employees terminated after the Closing Date.

     (b) Notwithstanding the provisions of Section 7.4(a), to the extent that
(i) any insurance Policies controlled by Seller and its Affiliates ("SELLER'S INSURANCE POLICIES") cover any loss, liability, claim, damage or expense relating to BMC or its Subsidiaries or their respective businesses, assets and current or former employees ("BMC LIABILITIES") and relating to or arising out of occurrences prior to the Closing Date and (ii) Seller's Insurance Policies continue after the Closing Date to permit claims to be made thereunder with respect to BMC Liabilities relating to or arising out of occurrences prior to the Closing Date ("BMC Claims"), Seller shall cooperate and cause its Affiliates to cooperate with Purchaser in submitting BMC Claims (or pursuing BMC Claims previously made) on behalf of Purchaser under Seller's Insurance Policies.

     (c) To the extent that, after the Closing Date, Purchaser or Seller requires any information regarding claim data, payroll or other information in order to make filings with insurance carriers, Seller shall promptly supply such information to Purchaser and Purchaser shall promptly supply such information to Seller.

     7.5 ASSUMPTION OF PROCEEDINGS. From and after the Closing Date, Purchaser shall. or shall cause BMC and its Subsidiaries to, assume the defense of, and Purchaser shall indemnify and hold each Indemnified Seller Entity harmless from and against, any and all Litigations involving, or related to, BMC and its Subsidiaries; provided, however, that neither the Purchaser nor BMC or its Subsidiaries shall have any responsibility or liability under this Section 7.5 with respect to a Litigation which constitutes a breach of the representations and warranties contained in Section 4.8, and to which the Purchaser is entitled to indemnification under Article XII.

     7.6 NAME AND MARKS. On the Closing Date, BMC will change its name to a name which does not include the name "Barnett," "BancPLUS" or "Loan America", or any derivative thereof. As of the Closing Date, Purchaser will cease the use of the designation "Barnett Mortgage Company", "BancPLUS" or "Loan America", or any derivative thereof, in connection with Purchaser's operation of the business of BMC and will eliminate the use of any other designation or symbol indicating affiliation after the Closing Date with Barnett Banks, Inc. ("Parent") or any Affiliate of Parent. Insofar as promotional materials are concerned, placement on the covers thereof a prominent legend negating affiliation with Parent or any Affiliate of Parent shall be deemed compliance with the requirements of this Section with respect to materials on hand as of the Closing Date, which materials may be used or distributed by Purchaser for a period of no more than forty-five (45) days following the Closing Date but in all events such use or distribution shall cease as soon after the Closing Date as is reasonably practicable.

     7.7 Employment and Benefit Matters.
         ------------------------------

     (a) Employment.
         ----------

          (i) At the Closing Date, the Purchaser will cause the Operating Company to offer to continue the employment of employees fulfilling the job functions listed on Schedule 7.7(a) (such employees who will be referred to herein as the "CONTINUING EMPLOYEES").

          (ii) The Purchaser will cause the Operating Company to provide any Continuing Employee whose position is eliminated within six (6) months after the Closing Date severance payments and benefits substantially equivalent to those maintained by BMC immediately prior to the Closing Date.

     (b) BONUS. The Seller shall provide all funds necessary to implement BMC's bonus program for 1995, but not for following years, and the Purchaser shall cause the Operating Company to adopt and announce to Continuing Employees a bonus program for 1996 and following years appropriate for its industry, business plans, and operating performance, and taking into account other benefit plans (including option plans) maintained from time to time by Purchaser.

     (c) EMPLOYEE BENEFITS. For a period of six months after the Closing Date, except as otherwise provided in this paragraph (c), the Purchaser will cause the Operating Company to provide Continuing Employees with the types of employee benefits maintained by BMC and its Subsidiaries immediately prior to the Closing Date and with employee benefits (other than retiree medical and life insurance benefits and defined benefit pension plans) that are substantially equivalent to those maintained by BMC and its Subsidiaries immediately prior to the Closing Date. Thereafter, the Purchaser will cause the Operating Company to provide Continuing Employees with the same employee benefits maintained by the Operating Company for its employees generally. Whenever the Purchaser causes the Operating Company to adopt new employee benefit plans or to join employee plans maintained for its employees and/or the employees of other subsidiaries or Affiliates, the Purchaser shall cause each such plan to recognize for all purposes (other than the accrual of benefits attributable to periods before the Closing Date) all service by Continuing Employees with BMC, the Seller and any other subsidiary or Affiliate of the Seller. The Seller and the Purchaser contemplate that the Operating Company will at the Closing Date terminate participation in the Retirement Plan theretofore maintained by BMC and will replace it with a profit-sharing plan providing contributions for the accounts of the Continuing Employees for 1996 not less than the allocations they would have received under such Retirement Plan and thereafter providing contributions appropriate for the Operating Company's industry, business plans, and operating performance, and taking into account other benefit plans (including option plans) maintained from time to time by Purchaser. Seller agrees, for a period of six (6) months following the Closing Date, (i) to allow the Operating Company to purchase (on terms reasonably mutually satisfactory, including advanced funding by the Operating Company of benefit amounts) coverage and benefits for the Continuing Employees (and their beneficiaries) and any other employees (and their beneficiaries) of the Operating Company hired on or after the Closing Date through Seller's present welfare and fringe benefit plans, and (ii) to continue to provide (pursuant to the Transition Services Agreement) administrative services associated with such coverages and benefits. If coverages or benefits for Seller's similarly situated employees is modified, the coverages or benefits provided to the employees of the Operating Company (and their beneficiaries) shall also be modified in the same manner. For such coverages and benefits, the Operating Company shall pay to Seller or its designated Affiliate, the cost to Seller's welfare or fringe benefit plans of providing such coverages and benefits for such period, together with the Operating Company's share of the administrative expenses of such plans during such period (pursuant to the Transition Services Agreement).

     (d) Stock Plans.
         -----------

          (i) If the Seller receives appropriate approval from its internal boards and committees, the Seller will, prior to the Closing Date, accelerate vesting in all outstanding stock options granted to Continuing Employees, and Continuing Employees will have to exercise all options prior to the Closing Date. Otherwise, the options will terminate.

          (ii) If the Seller receives appropriate approval from its internal boards and committees, the Seller will cause all outstanding restricted stock awarded to Continuing Employees to become free of all restrictions, effective as of the Closing Date.

     (e) Seller shall retain all liabilities and obligations ("ERISA RETAINED LIABILITIES") for (i) providing post-retirement medical and life insurance benefits to all current and former employees and officers of BMC and its Subsidiaries (and any eligible dependents thereof) who terminate employment on or before the Closing Date; (ii) payment of amounts deferred by Continuing Employees under Seller's Management Excess Savings and Deferral Plans through the Closing Date (plus interest thereon in accordance with the terms of said plans); (iii) all liabilities and obligations arising out of, resulting from, or relating to any employee benefit plan, program, or arrangement maintained or contributed to by the Parent or any entity which is or has been aggregated with the Parent for purposes of section 414 of the Code or section 4001 of ERISA, other than liabilities or obligations arising out of, resulting from, or relating to the employee benefit plans, programs, and arrangements which are maintained or contributed to solely by Honolulu Mortgage Company, Inc. and which are disclosed on SCHEDULE 4.11(a); and (iv) providing all benefits and paying all amounts due now or in the future under all employment, severance and change of control agreements and stay put bonuses entered into prior to the Closing Date between BMC or its Subsidiaries or Seller and any of their respective current or former employees and officers, other than such agreements and bonuses as set forth on Schedule 7.7(e)(iv).

     (f) If a Continuing Employee who performed services as of the Closing Date at the BMC Jacksonville facility is offered reemployment by Seller or one of its Affiliates within ninety (90) days of such cessation of employment (each, a "Rehired Employee"), then (x) the Rehired Employee shall be credited for all purposes under the employee benefit plans, programs, and arrangements maintained or contributed to by the Seller or its Affiliates with all service with the Operating Company, and (y) neither Purchaser nor its Subsidiaries shall have any further obligation to pay severance commencing as of the date of the offer of reemployment by the Seller or its Affiliates. Seller agrees that neither Seller nor any of its Affiliates will offer employment to any Continuing Employee for a period of ninety (90) days following the Closing Date unless (i) such Continuing Employee has been terminated by BMC or its Subsidiaries without cause or (ii) the Purchaser consents thereto in writing.

     7.8 PUBLIC ANNOUNCEMENTS. Unless otherwise required by law, prior to the Closing Date, no news release or other public announcement pertaining to the transactions contemplated by this Agreement shall be made by or on behalf of any party hereto without the prior approval of the other parties hereto; provided, that Seller may make such a release or announcement after notice to Purchaser and after giving Purchaser a reasonable opportunity to review such release or announcement. Unless otherwise required by law, no news release or other public announcement shall be made by or on behalf of a party hereto regarding the financial terms of this Agreement without the prior approval of the other parties hereto.

     7.9 POST-CLOSING ACCESS TO BUSINESS RECORDS AND ACCOUNTING COOPERATION. Purchaser agrees that, following the Closing Date, Seller and its Affiliates, and their respective attorneys, accountants, officers and other representatives, shall have reasonable access, at all reasonable times upon reasonable notice, to the books and records of Purchaser to the extent they relate to a period prior to the Closing Date (and shall permit such Persons to examine and copy such books and records to the extent requested by such party), and shall cause the directors, officers and employees of the Purchaser to furnish all information reasonably requested by Seller or any Affiliate thereof in connection with financial reporting and tax matters (including financial and tax audits and tax contests) and other similar business purposes. Purchaser shall not destroy or dispose of any such books and records without the prior written consent of Seller prior to the fifth anniversary of the Closing Date. On and after the fifth anniversary of the Closing Date, Purchaser shall not destroy or dispose or allow the destruction or disposition of such books and records without first having offered in writing to deliver such books and records to Seller. Purchaser may dispose of the books and records described in such notice if Seller shall fall to request copies of such books and records within 90 days after receipt of the notice described in the preceding sentence.

     7.10 FURTHER ASSURANCES. Each party hereto shall cooperate with the others, and execute and deliver, or use all reasonable efforts to cause to be executed and delivered, all such other instruments, including instruments of conveyance, assignment and transfer, and to make all filings with and to obtain all consents, approvals or authorizations of any governmental or regulatory authority or any other Person under any permit, license, agreement, indenture or other instrument, and take all such other actions as such party may reasonably be requested to take by the other parties hereto from time to time, consistent with the terms of this Agreement, in order to effectuate the provisions and purposes of this Agreement and the transactions contemplated hereby.

     7.11 OTHER AGREEMENTS. At the Closing, Seller and Purchaser shall enter into the Subscription Agreement, the Amended and Restated Shareholder Agreement, the Amended and Restated Registration Rights Agreement, the Transitional Services Agreements, the Marketing Agreement, the Mortgage Loan Servicing Agreement, and the Operating Agreement.

     7.12 Delivery of Tapes.
          -----------------

     (a) Seller shall deliver to Purchaser at least five (5) Business Days prior to the Closing Date a tape (magnetic media) which sets forth certain information, as of the end of the month most recently ended at least fifteen
(15) days prior to the Closing Date (the "TAPE DATE"), with respect to each Mortgage Loan that is a part of the Servicing Portfolio, the Master Servicing Portfolio, the Certificate Administration Portfolio or the Warehouse Loan Portfolio (the "SECTION 7.12(a) TAPE").

     (b) Seller shall deliver to Purchaser at least five (5) Business Days prior to the Closing Date a tape (magnetic media) which sets forth certain information as of the Tape Date with respect to each Pipeline Loan.

     7.13. ASSIGNMENT OF HEDGE POSITIONS. Seller shall cause BMC to maintain through the Closing the hedge position which it has in place on the date of execution of this Agreement with respect to its Servicing Portfolio; provided, however, that Seller or BMC shall make such changes thereto as Purchaser may from time to time reasonably recommend in order to protect the economic value of the Servicing Portfolio, so long as no such change shall require Seller to make any further investment in such hedge position. All hedge positions relating to the assets of BMC maintained by the Seller and its Affiliates are held by BMC.

     7.14. ADJUSTMENT OF SERVICING FEES. Prior to the Closing, Seller shall cause the Servicing Agreements with respect to the Servicing Portfolio to be amended so that servicing fees payable thereunder with respect to such of the Servicing Portfolio as is comprised of adjustable rate mortgages or balloon payment mortgages shall be the greater of (i) the fee in effect on the date hereof and (ii) three eighths of one percent, and so that such fees payable with respect to such of the loans reflected on the consolidated Balance Sheet of Seller as is comprised of fixed rate mortgages shall be the greater of (i) the fee in effect on the date hereof and (ii) one quarter of one percent.

     7.15. ESCROW ACCOUNTS. Prior to the Closing Seller shall take such action as is necessary to ensure that Purchaser has the benefit of all escrow accounts currently maintained by Seller, BMC or any of its Subsidiaries with respect to loans included in the Servicing Portfolio.

     7.16 FINANCIAL STATEMENT DELIVERY. Seller shall use its reasonable efforts to deliver to Purchaser as soon as practicable following the date hereof, and in any event prior to March 25, 1996, all historical and selected financial information and statements concerning BMC and its subsidiaries as would be required for filings made by Purchaser under the Act in connection with the public offering of its securities as if the transactions contemplated by this Agreement and the BancBoston Mortgage Purchase Agreement were consummated (the "Historical and Selected Financial Statements") and shall cooperate, and cause its certified public accountants to cooperate, with Purchaser in the preparation of pro forma financial information giving effect to the transactions contemplated hereby and by the BancBoston Mortgage Purchase Agreement.

     7.17 PROHIBITION OF CERTAIN AFFILIATE TRANSACTIONS. From and after the date hereof through the Closing Date, except as specifically contemplated by the BancBoston Mortgage Purchase Agreement or the Amendment Letter or as set forth on Schedule 7.17(i) Purchaser and its Subsidiaries shall not, declare, pay or otherwise make any dividend or other distribution in respect of its capital stock and, (ii) none of Lee, the Purchaser, the Operating Company or any of their Affiliates shall enter into any agreement, commitment or transaction (including any waiver other than a waiver which would not significantly affect the business of Purchaser or BancBoston Mortgage or the benefits afforded Purchaser or BancBoston Mortgage under the BancBoston Mortgage Purchase Agreement) with FNB or any of its Affiliates.

     7.18 338(h)(10) TRANSACTION. Seller and Purchaser intend and agree that the acquisitions of stock of BMC and BancBoston Mortgage by Purchaser pursuant to the terms of this Agreement and the BancBoston Mortgage Agreement, respectively (the "Stock Acquisitions"), shall not be treated as transactions under Code
Section 351. Neither Purchaser nor Seller will take any action that will cause the Stock Acquisitions to be treated as transactions under Code Section 351 and neither Purchaser nor Seller have knowledge of any facts that would cause the Stock Acquisitions to be so taxable. Seller and Purchaser shall be deemed to have knowledge of the terms of this Agreement, the BancBoston Mortgage Agreement, the Amended and Restated Shareholder Agreement, the appendices and exhibits of any of them, the related agreements described in any of the foregoing, and execution by Purchaser of such agreements and performance by Purchaser substantially in accordance with the terms thereof shall not be deemed to be actions of the Purchaser that will cause the Stock Acquisition to be treated as a transaction under Code Section 351.

     7.19 MATERIAL CONSENTS. The Seller shall have obtained each material consent, authorization, approval, waiver, order, license, certificate or permit or act of or from, or notice to, any Rating Agency or party to any Contract (collectively, "Third Party Consents") to which

Seller, BMC or any of BMC's Subsidiaries is a party or by which any of their respective assets or properties are bound, is required for the execution and delivery of this Agreement by Seller, the consummation by Seller of the transactions contemplated hereby, and the conduct by BMC and its Subsidiaries following the Closing of its business on substantially the same basis as such business was conducted prior to the Closing, except for such Third Party Consents which are required solely by reason of the specific ownership or regulatory status of Purchaser of its Affiliates.

     7.20 REPURCHASE OBLIGATIONS OF SELLER. Seller and Purchaser agree that the responsibility for any repurchase or indemnification requests received by Purchaser or its Subsidiaries related to the sale of loans prior to the Closing by BMC or its Subsidiaries shall be governed by the terms of Article VIII and XIV of the Operating Agreement.

                                  ARTICLE VIII

                            CONDITIONS TO THE CLOSING
                            -------------------------

     8.1 CONDITIONS TO OBLIGATION OF EACH PARTY. The respective obligations of each of the parties hereunder are subject to the satisfaction, on or prior to the Closing Date, of the following conditions:

     (a) NO INJUNCTION. At the Closing Date, there shall be no (i) injunction, restraining order or decree of any nature of any court or Governmental Authority of competent jurisdiction in effect that restrains or prohibits the consummation of the transactions contemplated under this Agreement or (ii) pending action, suit or proceeding brought by any Governmental Authority which seeks to restrain or prohibit consummation of such transactions.

     (b) REGULATORY AUTHORIZATIONS. Each consent, authorization, order, approval or License listed in Section 4.4(a), 4.4(b) or 5.8(a) of the Seller Disclosure Schedule or Section 6.4(a) or 6.4(b) of the Purchaser Disclosure Schedule shall have been obtained and any applicable waiting period in respect thereof shall have expired or been terminated. No such consent, authorization, order, approval or License shall have been granted subject to the imposition of any term, condition or restriction that so materially adversely affects the economic or business benefits of the transaction contemplated by this Agreement to the recipient thereof as to render inadvisable the consummation of such transaction.

Notwithstanding the foregoing, the parties agree that satisfaction of the condition set forth in this Section 8.1(b) shall be determined without regard to whether Seller is able to deconsolidate from BMC for financial statement, regulatory and reporting purposes.

     (c) FINANCINGS. Purchaser shall have received financing on terms acceptable to Purchaser and Seller in an amount sufficient to consummate the transaction herein contemplated; provided, however, that at the request of Purchaser, Seller shall provide up to $75,000,000 of financing on the terms set forth on SCHEDULE 8.1(c); provided further, however, that Seller's obligations to provide such financing shall be conditioned on Purchaser having received not less than $85,000,000 of financing on terms which, after giving effect to the agreements contemplated by Schedule 7.17, are substantially similar to those set forth on Schedule 8.1(c). Seller acknowledges receipt of the commitment letter, dated February 28, 1996, from Chemical Bank, N.A. relating to its commitment to lend up to $1,500,000,000 to Purchaser and BancBoston Mortgage on the terms set forth therein and that such terms are acceptable to Seller.

     (d) ACQUISITION OF BANCBOSTON MORTGAGE. The Acquisition of BancBoston Mortgage in accordance with the terms of the BancBoston Mortgage Purchase Agreement shall be consummated prior to or concurrently with the consummation of the Acquisition of BMC hereunder. Purchaser hereby agrees that it will not waive satisfaction of any condition to Closing under the BancBoston Mortgage Purchase Agreement without the prior written consent of Seller hereunder, unless the waiver thereof would not significantly affect the business of Purchaser or BancBoston Mortgage or the benefits afforded Purchaser or BancBoston Mortgage under the BancBoston Mortgage Purchase Agreement.

     8.2 ADDITIONAL CONDITIONS TO THE OBLIGATIONS OF PURCHASER. The obligation of Purchaser to consummate the transactions contemplated by this Agreement is subject to the satisfaction at or prior to the Closing Date of each of the following additional conditions;

     (a) REPRESENTATIONS AND WARRANTIES. The representations and warranties of Seller contained in Articles IV and V of this Agreement shall have been true and correct in all material respects as of the BBMC Closing Date as though made at and as of the BBMC Closing Date, except to the extent that any representation and warranty is made as of a specified date other than the BBMC Closing Date, in which case such representation and warranty shall be true and correct as of such date.

     (b) PERFORMANCE OF COVENANTS. Seller shall have performed in all material respects all obligations and agreements, and complied in all material respects with all covenants and conditions, contained in this Agreement to be performed or complied with by it prior to or at the Closing Date.

     (c) SERVICING PORTFOLIO. The aggregate principal amount of the Mortgage Loans in the Servicing Portfolio shall not be less than $30,500,000,000 as of the Closing Date.

     (d) CERTIFICATES. Purchaser shall have received a certificate of Seller, dated the Closing Date, executed on behalf of Seller to the effect that the conditions specified in Sections 8.2(a) and 8.2(b) with respect to it have been fulfilled.

     (e) AUDITED FINANCIAL STATEMENTS. There shall have been delivered to Purchaser (i) audited financial statements of BMC and its Subsidiaries as of December 31, 1995 and for the year then ended, accompanied by an unqualified report of independent accountants of national recognition confirming the substantial accuracy of the unaudited Financial Statements as of December 31, 1995 and for the year then ended referenced in Section 4.7 and (ii) the Historical and Selected Financial Statements.

     (f) OTHER TRANSACTIONS. Each of the Related Agreements shall have been duly executed and delivered by Seller and shall be in full force and effect and the transactions contemplated by Related Agreements to occur at the Closing shall have been consummated and become effective in accordance with their respective terms.

     8.3 ADDITIONAL CONDITIONS TO THE OBLIGATIONS OF SELLER. The obligation of Seller to consummate the transactions contemplated by this Agreement is subject to the satisfaction at or prior to the Closing Date of each of the following additional conditions:

     (a) REPRESENTATIONS AND WARRANTIES. The representations and warranties of Purchaser contained in Article VI of this Agreement shall be true and correct in all material respects as of the Closing Date as though made at and as of the Closing Date, except to the extent that any representation and warranty is made as of a specified date other than the Closing Date, in which case such representation and warranty shall be true and correct as of such date.

     (b) PERFORMANCE OF COVENANTS. Purchaser shall have performed in all material respects all obligations and agreements, and complied in all material respects with all covenants and conditions, contained in this Agreement to be performed or complied with by it prior to or at the Closing Date.

     (c) REPAYMENT OF INDEBTEDNESS OF BMC TO SELLER. Except as otherwise contemplated by Section 8.1(c), BMC and its Subsidiaries shall have repaid or prepaid all indebtedness owing from it to Seller and shall have terminated all commitments of Seller to fund additional indebtedness of BMC and its Subsidiaries.

     (d) CERTIFICATE. Seller shall have received a certificate of Purchaser, dated the Closing Date, executed on behalf of Purchaser, to the effect that the conditions specified in Sections 8.3(a) and 8.3(b) have been fulfilled.

     (e) OTHER TRANSACTIONS. Each of the Related Agreements shall have been duly executed and delivered by Purchaser and shall be in full force and effect and the transactions contemplated by Related Agreements to occur at the Closing shall have been consummated and become effective in accordance with their respective terms.

                                    ARTICLE IX

                                   TERMINATION
                                   -----------

     9.1. GROUNDS FOR TERMINATION. This Agreement may be terminated at any time prior to the Effective Time:

     (a) by mutual written consent of all of the parties hereto;

     (b) by any party hereto (i) thirty (30) days after the date on which any request or application for a required regulatory approval, authorization, consent or order from any federal or state banking or other regulatory authority or agency necessary for the consummation of the transactions contemplated hereby shall have been denied, unless within the thirty (30) day period following such denial a petition for rehearing or an amended application has been filed with such governmental regulatory authority or agency; PROVIDED, HOWEVER, that no party shall have the right to terminate this Agreement pursuant to this Section 11.1(b) if such denial shall be due to the failure of the party seeking to terminate this Agreement to perform or observe in any material respect the covenants and agreements of such party set forth herein, or (ii) if any federal or state banking or other regulatory authority or agency, or court of competent jurisdiction, shall have issued a final permanent order, injunction or other legal restraint or prohibition preventing the consummation of the transactions contemplated hereby and the time for appeal or petition for reconsideration of such order, injunction, restraint or prohibition shall have expired without such appeal or petition being granted or such order, injunction, restraint or prohibition shall otherwise have become final and non-appealable;

     (c) by any party hereto (provided that the terminating party is not then in material breach of any representation, warranty, covenant or other agreement contained herein), in the event of a material breach by the other party of any representation, warranty, covenant or other agreement contained herein, which breach is not cured after forty-five (45) days written notice thereof is given to the party committing such breach; or

     (d) by any party hereto if the Closing shall not have occurred on or prior to September 30, 1996, unless the failure of the Closing to occur by such date shall be due to the failure of the party seeking to terminate this Agreement hereunder to perform or observe in any material respect the covenants and agreements of such party set forth in this Agreement.

     9.2. EFFECTS OF TERMINATION. In the event of termination of this Agreement as provided in Section 9.1, this Agreement shall forthwith become null and void (other than this Section 9.2, the last sentence of Section 7.2 and Section 13.5, which shall remain in full force and effect) and there shall be no further liability on the part of any party or their respective officers, directors or stockholders (or those who have subscribed for shares of stock) to any other party, except in the event of a willful breach by a party of any representation. warranty, covenant or agreement contained in this Agreement, in which case, the breaching party shall remain liable for any and all Damages sustained or incurred by the non-breaching parties as a result thereof or in connection therewith or with the enforcement of its rights hereunder.

                                    ARTICLE X

                                   TAX MATTERS
                                   -----------

     10.1 RETURNS. Seller shall have the exclusive obligation and authority to file or cause to be filed all Tax Returns that are required to be filed by or with respect to the income, assets or operations of BMC and its Subsidiaries for all taxable years or other taxable periods ending on or prior to the Closing Date (the "PRE-CLOSING PERIODS"), except for information Tax Returns prepared on Internal Revenue Service Forms 1098 and 1099 (and any variants of each), and summary Tax Returns relating thereto ("INFORMATION TAX RETURNS"). Except as provided in the preceding sentence,

Purchaser shall have the exclusive obligation and authority to file or cause to be filed all Tax Returns that are required to be filed by or with respect to the income, assets or operations of BMC and its Subsidiaries or any successor thereto for any taxable year or other taxable period. No later than 30 days prior to the due date for the filing of (i) any Tax Return with respect to any taxable year or other taxable period of BMC and its Subsidiaries beginning on or before the Closing Date and ending after the Closing Date (the "OVERLAP PERIOD"), or (ii) any Information Tax Return, Purchaser shall (a) provide Seller with written notice, which notice shall set forth Purchaser's calculations regarding the amount of Taxes for which Purchaser determines Seller is obligated to reimburse Purchaser or purchaser is obligated to reimburse Seller, as the case may be, pursuant to Section 10.3(a), or for which BMC and its Subsidiaries are obligated to reimburse Seller or Seller is obligated to reimburse BMC and its Subsidiaries, as the case may be, under Section 10.3(d), in sufficient detail and particularity to enable Seller to verify the amount of such Taxes for which Seller is obligated to reimburse Purchaser or Purchaser is obligated to reimburse Seller, as the case may be, under Section 10.3(a) or for which BMC and its Subsidiaries are obligated to reimburse Seller or Seller is obligated to reimburse BMC and its Subsidiaries, as the case may be, under Section 10.3(d),
(b) provide Seller with a draft of such Tax Return (or appropriate summaries thereof in the case of Information Tax Returns) and (c) provide Seller access to all records reasonably necessary to enable Seller and its representatives to evaluate the draft Tax Returns (or such summaries) provided with such notice. No later than 15 days prior to the due date for the filing of such Tax Return, Seller shall notify Purchaser of any reasonable objections Seller may have to Purchaser's calculations regarding the amount of such Taxes and to any items set forth in such draft Tax Return (or such summaries). Purchaser and Seller agree to consult and resolve in good faith any such objection, it being understood and agreed that in the absence of any such resolution, any and all such objections shall be resolved in accordance with the procedure described in Section 10.8.

     10.2 CONTESTS. Seller and its duly appointed representatives shall have the exclusive authority to control any audit or examination by any taxing authority, initiate any claim for refund, amend any Tax Return and contest, resolve and defend against any assessment for additional Taxes, notice of Tax deficiency or other adjustment of Taxes of or relating to any liability of BMC and its Subsidiaries reflected on any Tax Returns described in the first sentence of
Section 10.1; PROVIDED, HOWEVER, that neither Seller nor any of its appointed representatives shall, without the prior written consent of Purchaser, which consent shall not be unreasonably withheld, enter into any settlement of any contest or otherwise compromise any issue that affects or may affect materially the Tax liability of Purchaser BMC and its Subsidiaries for any taxable year or other taxable period or portion thereof ending after the Closing Date. Except as provided in the preceding sentence, Purchaser and its duly appointed representatives shall have the exclusive authority to control any audit or examination by any taxing authority, initiate any claim for a refund, amend any Tax Return and contest, resolve and defend against any assessment for additional Taxes, notice of Tax deficiency or other adjustment of Taxes of or relating to any liability BMC and its Subsidiaries or any successor thereto for Taxes for any taxable year or other taxable period ending after the Closing Date; PROVIDED, HOWEVER, that neither Purchaser, nor any of its duly appointed representatives shall, without the prior consent of Seller, which consent shall not unreasonably be withheld, enter into any settlement of any contest or otherwise compromise any issue that would require payment by Seller of any amount under Section 10.3 unless Purchaser shall have waived any right to indemnification for Taxes from Seller. Seller shall be entitled to any Tax refund relating to BMC and its Subsidiaries

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

to the extent such Tax refund relates to any taxable year or other taxable period or portion thereof ending on or prior to the Closing Date except to the extent such refund is the result of the carryback of losses or credits relating to taxable years or other periods or portions thereof ending after the Closing Date. BMC shall be entitled to all other Tax refunds relating to BMC and its Subsidiaries.

     10.3 Payment of Taxes.
          ----------------

     (a) Taxes of BMC and its Subsidiaries that relate to the Overlap Period shall be apportioned between the portion of such period ending on the Closing Date and the portion of such period beginning after the Closing Date on the basis of (i) an interim closing of the books as to Taxes based upon or measured with reference to income, sales, receipts, or the like, or (ii) a per diem allocation reflecting the number of days in the applicable Tax period (A) through and including the Closing Date and (B) after the Closing Date in all other cases, and based on accounting methods, elections and conventions that do not have the effect of distorting income or expenses. Seller shall pay to Purchaser or the appropriate taxing authority the Taxes calculated with respect to the portion of the Overlap Period ending on the Closing Date (as determined by Seller and Purchaser using the procedure set forth under Section 10.1), but any such payment required by Seller shall be reduced by the amount of such Taxes already paid by Seller or any Affiliate of Seller (including, without limitation, BMC and its Subsidiaries) on or prior to the Closing Date. If the amount of Taxes previously paid by Seller or any Affiliate of Seller (including, without limitation, BMC and its Subsidiaries) on or prior to the Closing Date with respect to the portion of the Overlap Period ending on the Closing Date exceeds the actual amount of Taxes due with respect to such period, then Purchaser shall promptly pay any such excess to Seller.

     (b) Except as otherwise provided in this Section 10.3, Seller agrees to pay, indemnify and hold harmless Purchaser and BMC and its Subsidiaries against all Taxes of or with respect to BMC and its Subsidiaries for all Pre-Closing Periods and, with respect to the Overlap Period, the portion of such taxable year or taxable period ending on the Closing Date.

     (c) Except as otherwise provided in this Section 10.3, Purchaser agrees to pay, indemnify and hold harmless Seller and its Affiliates from and against all Taxes of or with respect to BMC and its Subsidiaries for all taxable years or other taxable periods beginning after the Closing Date and, with respect to the Overlap Period, the portion of such taxable year or taxable period commencing after the Closing Date.

     (d) On and after the Closing Date, the participation of BMC and its Subsidiaries in all Tax sharing agreements and other Tax sharing arrangements with respect to taxable years ending on or prior to the Closing Date to which Seller or any Affiliate of Seller, on the one hand, and BMC and its Subsidiaries, on the other, are parties shall be terminated and BMC and its Subsidiaries shall have no continuing obligation to make any payment thereunder. On or prior to the Closing Date, BMC and its Subsidiaries and Seller shall make a (i) good faith determination of the aggregate liability of BMC and its Subsidiaries to the Seller Group or the aggregate liability of the Seller Group, as defined in Section 10.7(b) hereof, to BMC and its Subsidiaries, as the case may be, under the Seller Group's Tax sharing agreement or arrangement with respect to the year ended December 31, 1995 and the period ending on the Closing Date, and (ii) BMC and its Subsidiaries shall make payment

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

to Seller or Seller shall make payment to BMC and its Subsidiaries of the amount of liability so determined, as the case may be. The Seller Group shall not amend or change its Tax sharing agreement or arrangement in effect with BMC and its Subsidiaries and shall follow such agreement or arrangement in accordance with past custom and practice. Upon filing of the Seller Group's consolidated federal income tax returns for 1995 and 1996, a final determination shall be made of the amount of payment required to be made to Seller or BMC and its Subsidiaries, as the case may be, under the Tax sharing agreement or arrangement with respect to such periods, and BMC and its Subsidiaries shall make a payment to Seller, or Seller shall make a payment to Purchaser, as the case may be. In no event shall BMC and its Subsidiaries be obligated to make any payments to Seller Group hereunder for, or have their payments from the Seller Group hereunder be reduced by, any Taxes described in Section 10.3(e) hereof.

     (e) Seller agrees to pay to the applicable Governmental Authority and to indemnify and hold harmless the Purchaser, BMC and its Subsidiaries from and against any and all Taxes, whether determined on a separate, consolidated, combined, unitary or other basis, including any penalties and interest in respect thereof, (i) pursuant to Treasury Regulations Section 1.1502-6 or any comparable provision of state, local or foreign law by reason of BMC or its Subsidiaries having been a member of consolidated, combined, or unitary group for a Pre-Closing Period, or, with respect to the Overlap Period, for the portion of such taxable year or taxable period ending on the Closing Date; (ii) pursuant to any guaranty, indemnification, tax sharing or similar agreement entered into by BMC or its Subsidiaries on or before the Closing Date relating to the sharing of liability for, or payment of, Taxes: (iii) subject to Section 10.7(d), arising out of, resulting from or attributable to the Section 338(h)(10) Elections; (iv) arising out of, resulting from or attributable to the transactions described in Section 7.1(m) of this Agreement; and (v) Taxes resulting from BMC and its Subsidiaries ceasing to be members of Seller's affiliated group, as defined in Code Section 1504(a).

     10.4 TAX BENEFITS AND CREDITS. If Seller makes any payment (other than a payment funded by BMC or its Subsidiaries under Section 10.3(d) hereof) under
Section 10.3(b) with respect to a Tax liability of or with respect to BMC and its Subsidiaries for any Pre-Closing Period or the portion of an Overlap Period ending on or prior to the Closing Date and the Tax adjustment or item by a governmental authority which gave rise to the payment of such Tax liability directly or indirectly gives rise to a United States federal, state, local or foreign Tax benefit or credit to Purchaser or any of its Affiliates, then Purchaser shall pay to Seller the amounts of such Tax benefit or credit in the year in which the Tax benefit is realized. A Tax benefit shall be realized for this purpose when the Purchaser or its Affiliates obtain an actual reduction in Tax liability; increases in Tax attributes, such as loss carryovers and basis, shall not be deemed a Tax benefit until the Purchaser or its Affiliates obtains a reduction in Tax liability from the use of such attribute.

     The determination of any such Tax benefit or credit shall be made in good faith by Purchaser and Seller and any disagreement shall be resolved in accordance with the procedure described in Section 10.8.

     If an adjustment by the IRS or such other Tax authority subsequently reverses, disallows or reduces any Tax benefit received by Purchaser or any of its Affiliates in respect of which any payment has been made to Seller pursuant to this Section 10.4, then within 10 days of Seller's

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

receipt of notification of such event, Seller shall pay to Purchaser such disallowed or reduced amount or the amount of the payment received, if less. Purchaser and Seller agree to consult and resolve in good faith any dispute with respect to any actual Tax benefit as determined under this Section 10.4, it being understood and agreed that in the absence of any such resolution, any and all such objections shall be resolved in accordance with the procedures described in Section 10.8.

     If as the result of a final determination the Tax liability of BMC and its Subsidiaries for a period after the Closing Date (including the portion of an Overlap after the Closing Date) is increased (a "POST CLOSING INCREASE") because of a change in the timing of an item of income, deduction, or credit, which, when changed, produces a Tax benefit actually received by the Seller, the Seller shall pay to the Purchaser in the year in which the Tax benefit is actually realized an amount equal to the amount of such Tax benefit actually realized, determined under a calculation comparable to that described in the first paragraph of this Section 10.4.

         10.5 NOTICES. If any party to this Agreement receives any written notice or other communication from any taxing authority relating to any Tax audit or other proceeding relating to any Tax for which any other party thereto may be obligated to indemnify or pay under this Agreement, such party shall promptly forward such notice or communication to the other party. The failure to forward such written notice or other communication promptly pursuant to this
Section 10.5 shall excuse the indemnity or payment obligations of such other party except to the extent (and only to the extent) that the party that so failed to forward can show that such failure did not materially prejudice the rights of the other party to contest such Tax. In addition, Purchaser shall promptly forward to Seller all written notifications and other communications from any taxing authority received by Purchaser relating to any tax audit or other proceeding relating to the tax liability of Seller or any Affiliate of Seller.

         10.6 COOPERATION. Purchaser and Seller shall cooperate (and Purchaser shall cause BMC and its Subsidiaries to cooperate) fully, as and to the extent reasonably requested by the other party, in connection with the calculation of any Taxes and with the preparation and filing of Tax Returns pursuant to this Agreement, and in connection with any tax proceeding with respect to Taxes affecting or relating to BMC and its Subsidiaries. Such cooperation shall include the retention and (upon the other party's written request) the provision of records and information that are reasonably relevant to such preparation and filing and to any tax proceeding relating thereto and making employees available on a mutually convenient basis to provide additional information and explanation of any material so provided. Purchaser and Seller agree to retain (and Purchaser agrees to cause BMC and its Subsidiaries to retain) all books and records with respect to Tax matters pertinent to BMC and its Subsidiaries relating to any Tax period beginning prior to the Closing Date until the expiration of the statute of limitations for assessment of the applicable Taxes (and, to the extent notified by Purchaser or Seller, any extensions thereof), and shall not destroy or otherwise dispose of any such books and records without first providing the other party or parties with a reasonable opportunity to review and copy the same. Purchaser and Seller acknowledge that any and all information obtained in connection with the preparation of any Tax Return, audit or judicial or administrative proceeding or determination pursuant to this Section 10.6 is of a confidential nature and that all such information shall be used only for the purposes set forth in this Section 10.6.


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

     10.7 Certain Tax Elections and Other Matters.
          ---------------------------------------

     (a) PRIVATE LETTER RULING. Upon Purchaser's request, Seller shall promptly seek a private letter ruling from the Internal Revenue Service covering the following matters (the "Private Letter Ruling"):

          (i) The mortgage servicing rights held by BMC are capital assets under Code Section 1221 or, if the Service refuses to rule that they are Code Section 1221 assets, that the mortgage servicing rights are assets used in a trade or business under Code Section 1231 ("Section 1231 Assets"), in either case thereby allowing BMC's loss from the deemed sale of its shares of stock in Loan America and BancPLUS to offset the gain BMC will recognize from the deemed sale of its mortgage servicing rights, other than Code Section 1231(c) recapture.

          (ii) The mortgage servicing rights are not goodwill or going concern value under Code Sections 197(d)(1)(A) and (B), respectively, and would be depreciable or amortizable under the law existing prior to the enactment of Code
Section 197; accordingly, the acquisition of the mortgage servicing rights by new BMC from old BMC in the deemed asset sale under the Section 338(h)(10) Elections will not be subject to the anti-churning rules under Code Section 197(f)(9).

     (b) As soon as practicable after the Closing Date, but not later than ninety (90) days after the Closing Date, Seller shall submit to Purchaser a detailed calculation of (i) the combined Federal and State income Tax liability of the Seller affiliated group, as that term is defined in Code Section 1504 (the "Seller Group"), assuming the Section 338(h)(10) Elections were made, and
(ii) the combined Federal and state income Tax liability of the Seller Group, assuming the Section 338(h)(10) Elections were not made, in both cases taking into account and assuming the receipt of any Tax benefits realized from capital loss and net operating loss carryovers from the Taxable years in which the Closing Date occurs other than capital loss and net operating loss carryforwards to Taxable years beginning after December 31, 1996 (the "Preliminary Calculations"). For purposes of this Section 10.7(b), any Tax benefit received by the Seller Group from its use of a Tax attribute, such as a capital or net operating loss carryover, to offset income or gain shall be treated as a payment of Tax. Within thirty (30) days after the filing of Seller's 1996 federal consolidated income Tax Return, Seller shall submit to Purchaser a detailed calculation of the amounts described above based upon relevant items in that return and prior year returns (relating to the availability of loss carrybacks) and on actual items on state Tax Returns filed and to be filed for the relevant periods (the "Second Calculations"). Purchasers shall have the opportunity to review and comment on both the Preliminary Calculations and the Second Calculations and may request any appropriate supporting materials, schedules, and Tax Returns. If the Seller and Purchaser are unable to agree on the amount of any of the above calculations within sixty (60) days after submission of such calculations to Purchaser, the calculations shall be determined promptly under the procedures set forth in Section 10.8 hereof within sixty (60) days after the end of such sixty (60) day period.

     (c) Upon receipt of the Private Letter Ruling in form satisfactory to Purchaser and Seller and at the joint request of Purchaser and Seller, Purchaser and Seller agree to make an election under Section 338(h)(10) of the Code with respect to the sale of the BMC Stock as to BMC, and shall file

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

their consolidated federal income Tax Returns for the period including the Closing Date on a basis consistent therewith. Purchaser and Seller and their Affiliates further agree to make such other similar elections as may be available under applicable law and necessary to achieve substantially the same results to the parties for state and local Tax purposes as the Section 338(h)(10) election achieves for federal income Tax purposes and shall file their state and local Tax Returns for the periods including the Closing Date on a basis consistent with any such elections and such applicable law. For purposes of this Agreement, the term "Section 338(h)(10) Elections" shall include any such state and local elections. Purchaser, Seller and their respective Affiliates shall prepare and timely file all necessary forms and elections necessary to be prepared or filed by such entity to effect valid Section 338(h)(10) Elections. No Section 338(h)(10) Election shall be made with respect to the deemed sale of stock of the Subsidiaries of BMC.

     (d) If the Section 338(h)(10) Elections are made, Purchaser shall pay to Seller an amount equal to the sum of (i) the excess of the amount of Tax liability described in Section 10.7(b)(i) over the amount described in Section 10.7(b)(ii), plus (ii) a gross-up payment equal to the additional Taxes incurred by the Seller Group by virtue of receiving the payment described in Section 10.7(d)(i) and this clause (ii). The payments under this Section 10.7(d)(i) and
(ii) shall be made after the amounts in Section 10.7 are finally determined, including any application of Section 10.8. Seller shall pay Purchaser (iii) an amount equal to the Tax benefit actually received by the Seller Group in Taxable years ending after December 31, 1996, to the extent such Tax benefit was created as a result of the Section 338(h)(10 Elections and would not have been available to the Seller Group in the absence of such Section 338(h)(10) Elections, including any Tax benefit resulting to the Seller Group from the payment by the Seller under Section 10.7(d)(iii); provided, however, that the amount paid under this third sentence shall not exceed the amount paid to Seller under the first sentence of this Section 10.7(d). Such payments shall be made within thirty (30) days of the filing of the Tax Return for the applicable Taxable year. Seller shall submit a schedule detailing the calculations of the Tax benefits. Purchaser shall have the opportunity to review and comment on such calculations and may request any appropriate supporting materials, schedules, and Tax Returns. If the Seller and Purchaser are unable to agree on the amount of any of the above calculations within sixty (60) days after submission of such calculations to Purchaser, the calculations shall be determined promptly under the procedures set forth in Section 10.8 hereof within sixty (60) days after the end of such sixty (60) day period.

     (e) The Seller acknowledges that time is of the essence in respect of the matters described in Sections 10.7(a) through 10.7(d) and it agrees to use its best efforts to pursue the matters described therein on a timely basis.

     (f) RETENTION OF CARRYOVERS. Seller will not elect to retain any net operating loss carryovers or capital loss carryovers of BMC and its Subsidiaries under Reg. [Sections] 1.1502-20(g).

     (g) CARRYBACKS. Seller will immediately pay to the Purchaser any Tax refund (or reduction in Tax liability) resulting from a carryback of a postacquisition Tax attribute of BMC and its Subsidiaries into the Seller consolidated, combined and unitary Tax Returns, when such refund or reduction is realized by the Seller group. Seller will cooperate with BMC and its Subsidiaries in obtaining such refunds (or reduction in Tax liability), including through the filing of amended Tax

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

Returns or refund claims. The Purchaser agrees to indemnify Seller for any Taxes resulting from the disallowance of such postacquisition Tax attribute on audit or otherwise.

     10.8 VALUATION AND ALLOCATION. Seller and Purchaser agree to act reasonably and in good faith in preparing all valuations, allocations, Tax Returns, and calculations of indemnity amounts under this Article X. In the case of the valuation needed for allocation under the Section 338(h)(10) Election, Purchaser shall obtain a valuation from an independent third party appraiser and submit such valuation to Seller within ninety (90) days of the Closing Date. Seller and Purchaser agree to act reasonably and in good faith to use such valuation for purposes of mutually agreeing on allocations under Section 338(h)(10) of the Code. If Seller and Purchaser are unable to reach mutual agreement on any such item within 120 days from the arising of the need for agreement on any such item, and in the case of the valuation and allocation needed for the Section 338(h)(10) Election, within 120 days of the Closing Date, such disagreement shall be referred for resolution to such other nationally recognized independent certified public accounting firm as is mutually agreed upon by the Seller and Purchaser (a "Tax Referee"). If the parties cannot agree on such a Tax Referee, the Tax Referee shall be picked by two nationally recognized accounting firms, one picked by the Purchaser and one picked by the Seller; PROVIDED, HOWEVER, that the Tax Referee so picked may not then be the accountant regularly employed by Purchaser or Seller. The decision of the Tax Referee shall be final and binding on the parties. The fees of the Tax Referee shall be shared equally by the Seller and the Purchaser. The valuations and allocations determined pursuant to this Section 10.8 shall be used for purposes of all relevant Tax Returns.

     10.9 TRANSFER TAXES. All stamp, transfer, documentary, sales, use, registration and other such taxes and fees (including any penalties and interest) incurred in connection with this Agreement and the transactions contemplated hereby (collectively, the "TRANSFER TAXES") shall be paid by Purchaser, and Purchaser shall, at its own expense, procure any stock transfer stamps required by, and properly file on a timely basis all necessary tax returns and other documentation with respect to any Transfer Tax and provide to the Seller evidence of payment of all Transfer Taxes.

     10.10 PURCHASE PRICE ADJUSTMENT. The Seller and the Purchaser agree to treat all payments made by either of them to or for the benefit of the other (including any payments to or from BMC and its Subsidiaries under this Article X, under other indemnity provisions of this Agreement and for any misrepresentations or breaches of warranties or covenants as adjustments to the Purchase Price for Tax purposes and that such treatment shall govern for purposes hereof.

     10.11 STATUTE OF LIMITATIONS. Notwithstanding any provision of this Agreement to the contrary, the respective obligations of Seller and Purchaser to indemnify and hold harmless the Purchaser, BMC and its Subsidiaries or Seller, as applicable, pursuant to this Article X shall terminate no earlier than at the close of business on the, 30th day following the expiration of the applicable statute of limitations with respect to the Tax liabilities in question (giving effect to any waiver, suspension, mitigation or extension thereof).

                                   ARTICLE XI

                            INDEMNIFICATION BY SELLER

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

     11.1 INDEMNIFICATION. In addition to and not in limitation of the indemnities provided in Article X (which Article sets forth the exclusive remedy of Seller and Purchaser in respect of the matters covered thereby), from and after the Closing, subject to the other provisions of this Article XI, Seller agrees to indemnify Purchaser and its officers, directors and employees (collectively, the "INDEMNIFIED PURCHASER ENTITIES") and to hold each of them harmless from and against, and agrees to assume liability for, any and all actions, suits, proceedings, demands, assessments, judgments, claims, liabilities, losses, costs, damages or expenses (including interest, penalties and reasonable attorneys' fees, expenses and disbursements in connection with any action, suit or proceeding against such Person) net of any pertinent reserves therefor and excluding loss of profits or other consequential damages (collectively. "DAMAGES") suffered, paid or incurred by such Indemnified Purchaser Entity resulting from, caused by or arising out of (a) any breach (subject to the last sentence of this Section 11.1) of any of the representations and warranties made by Seller to Purchaser in this Agreement (other than the representations and warranties set forth in Section 4.12(a) and (c), liability for the breach of which shall be as set forth in Article X); and
(b) any breach by Seller of any covenant or agreement of Seller contained in this Agreement. The amount of damages arising out of a breach of any representations, warranties or covenants made by Seller in this Agreement shall be determined and calculated without giving effect to any exception or qualification of such representations, warranties or covenants as to the knowledge of Seller, materiality of the breach of such representation or warranty or Material Adverse Effect on BMC of such breach. For purposes of this
Article XI (and for purposes of Article X with respect to Sections 4.12(a) and (c)) the representations and warranties made by Seller to Purchaser in this Agreement shall be deemed to have been made on and as of the date hereof and made again on and as of the time of the Closing.

     11.2 INDEMNIFICATION PROCEDURE. (a) If an Indemnified Purchaser Entity believes that a claim, demand or other circumstance exists that has given or may reasonably be expected to give rise to a right of indemnification under this
Article XI (whether or not the amount of Damages relating thereto is then quantifiable), such Indemnified Purchaser Entity shall promptly assert its claim for indemnification by giving written notice thereof (a "Claim Notice") to Seller. Each Claim Notice shall describe the claim in reasonable detail. The failure to so notify Seller shall not relieve Seller of any obligation to indemnify any Indemnified Purchaser Entity unless such failure materially prejudices the rights or increases the liability of Seller with respect to the claim to which the Claim Notice relates.

     (b) If any claim or demand by an Indemnified Purchaser Entity under this
Article XI relates to an action or claim filed or made against an Indemnified Purchaser Entity by a third party, Seller may elect at any time to negotiate a settlement or a compromise of such action or claim (with the written consent of Purchaser which shall not be unreasonably withheld) or to defend such action or claim, in each case at its sole cost and expense (subject to the last sentence of this Section 11.2(b)) and with its own counsel. If, within 30 days of receipt from an Indemnified Purchaser Entity of any Claim Notice with respect to a third party action or claim, Seller (1) advises such Indemnified Purchaser Entity in writing that Seller will not elect to defend, settle or compromise such action or claim or (ii) falls to make such an election in writing, such Indemnified Purchaser Entity may (subject to Seller's continuing right of election in the

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

preceding sentence), at its option, defend, settle or otherwise compromise or pay such action or claim; provided that any such settlement or compromise shall be permitted hereunder only with the written consent of Seller, which consent shall not be unreasonably withheld. Unless and until Seller makes an election in accordance with this Section 11.2(b), all of the Indemnified Purchaser Entity's reasonable costs and expenses arising out of the defense, settlement or compromise of any such action or claim shall be Damages subject to indemnification hereunder to the extent provided herein. Each Indemnified Purchaser Entity shall make available to Seller all information reasonably available to such Indemnified Purchaser Entity relating to such action or claim. In addition, the parties hereto shall render to each other such assistance as may reasonably be requested in order to ensure the proper and adequate defense of any such action or claim. The party in charge of the defense shall keep the other party fully apprised at all times as to the status of the defense or any settlement negotiations with respect thereto. If Seller elects to defend any such action or claim, then the Indemnified Purchaser Entity shall be entitled to participate in such defense with the counsel of its choice at such Indemnified Purchaser Entity's sole cost and expense.

     11.3 LIMITATION ON LIABILITY. (a) Notwithstanding anything to the contrary contained in Sections 11.1 through 11.4, the Indemnified Purchaser Entities shall not be entitled to indemnification pursuant to this Article XI with respect to any claim for indemnification pursuant to Section 11.1(a):

          (i) unless, and only to the extent that, the aggregate Damages to all Indemnified Purchaser Entities (without duplication) with respect to all such claims exceed $3,500,000 (the "DEDUCTIBLE"), whereupon (subject to the provisions of clause (iii) below) Seller shall be obligated to pay in full all such amounts, but only to the extent such aggregate Damages are in excess of the Deductible;

          (ii) with respect to any claim for indemnification based upon (A) a breach of any representation or warranty made by Seller in this Agreement and relating to Mortgage Loans or the Servicing Portfolio, the Claim Notice with respect to which is not received on or before the date that is 180 days after the Closing Date, (B) a breach of any representation and warranty made by Seller in this Agreement (other than those described in clause (A) above or contained in Sections 4.5, 4.6(a) or 4.12), the Claim Notice with respect to which is not received on or before the earlier to occur of (1) April 30, 1997, or (2) ten (10) days after receipt by Purchaser of audited financial statements of BMC for the year ending December 31, 1996 or (C) a breach of any representation and warranty made by Seller to Purchaser in Section 4.12 of this Agreement, the Claim Notice with respect to which is not received on or before the date that is 30 days following (1) the date of expiration of the applicable statute of limitations with respect to the Taxes to which such claim relates (assuming no waiver or extension thereof effected in accordance with clause (2) below) or (2) if Purchaser waives or extends the applicable statute of limitations with the prior consent of Seller, which consent shall not be unreasonably withheld, the date of final settlement of such open tax period or the end of such extension, as the case may be; or


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




          (iii) for aggregate Damages in excess of $43,500,000.

     (b) Notwithstanding anything contained in any other provision of this Agreement to the contrary, Purchaser understands and agrees that Seller is not making any representation or warranty whatsoever, express or implied, other than those representations and warranties of Seller expressly set forth in Articles IV and V, respectively. In particular, Seller is not making any representation or warranty with respect to any of information set forth in any financial projection or forecast relating to BMC. With respect to any such projection or forecast delivered to Purchaser, Purchaser acknowledges that (i) there are uncertainties inherent in attempting to make such projections and forecasts,
(ii) it is familiar with such uncertainties, (iii) it is taking full responsibility for making its own evaluation of the adequacy and accuracy of all such projections and forecasts so furnished to it and (iv) it shall have no claim against Seller with respect thereto.

     (c) Purchaser has been given such access to the premises, books, records and officers of BMC and has had the opportunity to review such other data and other information with respect to the business and properties of BMC as Purchaser has deemed necessary in its sole judgment to evaluate the transactions contemplated by this Agreement. Purchaser acknowledges that neither Seller nor BMC nor any of their respective officers, directors, Affiliates or agents assumes any responsibility for the accuracy or adequacy of any information heretofore or hereafter furnished to Purchaser by or on behalf of Seller or BMC except as otherwise expressly provided in this Agreement. Nothing in this
Section 11.3(c) shall in any way vitiate or limit the representations or warranties expressly made by Seller in Articles IV and V of this Agreement, or the Purchaser's rights under this Article XI.

     11.4 General.
          -------

     (a) Each Indemnified Purchaser Entity shall be obligated in connection with any claim for indemnification under this Article XI to use all commercially reasonable efforts to obtain any insurance proceeds available to such Indemnified Purchaser Entity with regard to the applicable claims. The amount which Seller is or may be required to pay to any Indemnified Purchaser Entity pursuant to this Article XI shall be reduced (retroactively, if necessary) by any insurance proceeds or other amounts actually recovered (net of any direct relevant collection costs) by or on behalf of such Indemnified Purchaser Entity in reduction of the related Damages. If an Indemnified Purchaser Entity shall have received the payment required by this Agreement from Seller or any Affiliate of Seller in respect of Damages and shall subsequently receive insurance proceeds or other amounts in respect of such Damages, then such Indemnified Purchaser Entity shall promptly repay to Seller a sum equal to the amount of such insurance proceeds or other amounts actually received (net of any direct relevant collection costs).

     (b) In addition to the requirements of Section 11.4(a), (i) each Indemnified Purchaser Entity shall be obligated in connection with any claim for indemnification under this Article XI to use all commercially reasonable efforts to mitigate Damages upon and after becoming aware of any event which could reasonably be expected to give rise to such Damages and (ii) in connection with any claim under this Article XI in respect of a breach of any representation set forth in Article V, such Indemnified Purchaser Entity shall diligently pursue any and all

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

contractual rights and remedies under agreements with third parties pursuant to which such Indemnified Purchaser Entity has remedies, including, without limitation, Listed Agreements, Correspondent Agreements and agreements with and policies of Insurers, and any and all rights and remedies available at law or equity (such contractual, legal and equitable rights and remedies, collectively, the "AVAILABLE REMEDIES").

     (c) Subject to the rights of existing insurers of an Indemnified Purchaser Entity, Seller shall be subrogated to any right of action which the Indemnified Purchaser Entity may have against any other Person with respect to any matter giving rise to a claim for indemnification hereunder.

     (d) The indemnification provided in this Article XI shall be the exclusive post-Closing Date remedy available to Purchaser or any other Indemnified Purchaser Entity with respect to any breach of any representation, warranty, covenant or agreement made by Seller to Purchaser in this Agreement. Anything contained in this Agreement to the contrary notwithstanding, no remedy under this Agreement shall give rise to any obligation on the part of Seller to repurchase any Mortgage Loan, REO or Collateral Certificate.

     11.5 INDEMNIFICATION FOR SELLER ASSUMED LIABILITIES. In addition to and not in limitation of the indemnities provided in Article X and Section 11.1, from and after the Closing, subject to the other provisions of this Article XI, Seller agrees to indemnify each Indemnified Purchaser Entity and to hold each of them harmless from and against, and agrees to assume liability for, any and all Damages suffered, paid or incurred by such Indemnified Purchaser Entity resulting from, caused by or arising out of the Excluded Liabilities, the Seller Assumed Liabilities and/or the ERISA Retained Liabilities.

                                   ARTICLE XII

                          INDEMNIFICATION BY PURCHASER
                          ----------------------------

     12.1 INDEMNIFICATION. In addition to and not in limitation of the indemnities provided in Article X (which Article sets forth the exclusive remedy of Purchaser and Seller in respect of the matters covered thereby), from and after the Closing, subject to the other provisions of this Article XII, Purchaser agrees to indemnify Seller and its Affiliates and their respective officers, directors and employees (collectively, the "Indemnified Seller Entities") and to hold each of them harmless from and against, and agrees to assume liability for, any and all Damages suffered, paid or incurred by such Indemnified Seller Entity resulting from, caused by or arising out of (a) any claims, liabilities or obligations of such Indemnified Seller Entity arising on or after the Closing Date as a result of any act or omission of Purchaser; (b) any breach of any of the representations and warranties made by Purchaser to Seller in this Agreement; and (c) any breach by Purchaser of any covenant or agreement of Purchaser contained in this Agreement.

     12.2 Indemnification Procedure.
          -------------------------

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

     (a) If an Indemnified Seller Entity believes that a claim, demand or other circumstance exists that has given or may reasonably be expected to give rise to a right of indemnification under this Article XII (whether or not the amount of Damages relating thereto is then quantifiable), such Indemnified Seller Entity shall promptly assert its claim for indemnification by giving a Claim Notice to Purchaser. Each Claim Notice shall describe the claim in reasonable detail. The failure to so notify Purchaser shall not relieve Purchaser of any obligation to indemnify any Indemnified-Seller Entity unless such failure materially prejudices the rights or increases the liability of Purchaser with respect to the claim to which the Claim Notice relates.

     (b) If any claim or demand by an Indemnified Seller Entity under this
Article XII relates to an action or claim filed or made against such Indemnified Seller Entity by a third party, Purchaser may elect at any time to negotiate a settlement or compromise of any such action or claim (with the written consent of Seller which shall not be unreasonably withheld) or to defend any such action or claim, in each case at its sole cost and expense (subject to the last sentence of this Section 12.2(b)) and with its own counsel. If, within 30 days of receipt from an Indemnified Seller Entity of any Claim Notice with respect to a third party action or claim, Purchaser (i) advises such Indemnified Seller Entity that Purchaser will not elect to defend, settle or compromise such action or claim, or (ii) falls to make such an election in writing, such Indemnified Seller Entity may (subject to Purchaser's continuing right of election in the preceding sentence), at its option defend, settle or otherwise compromise or pay such action or claim; PROVIDED that any such settlement or compromise shall be permitted hereunder only with the written consent of Purchaser, which consent shall not be unreasonably withheld. Unless and until Purchaser makes an election in accordance with this Section 12.2(b), all of such Indemnified Seller Entity's reasonable costs and expenses arising out of the defense, settlement or compromise of any such action or claim shall be Damages subject to indemnification hereunder to the extent provided herein. Each Indemnified Seller Entity shall make available to Purchaser all information reasonably available to it relating to such action or claim. In addition, the parties shall render to each other such assistance as may reasonably be requested in order to ensure the proper and adequate defense of any such action or claim. The party in charge of the defense shall keep the other party fully apprised at all times as to the status of -the defense or any settlement negotiations with respect thereto. If Purchaser elects to defend any such action or claim, then the Indemnified Seller Entity shall be entitled to participate in such defense with counsel of its choice at such Indemnified Seller Entity's sole cost and expense.

     12.3 LIMITATION ON LIABILITY. Notwithstanding anything to the contrary contained in this Article XII, the Indemnified Seller Entities shall not be entitled to indemnification pursuant to this Article XII with respect to any claim for indemnification pursuant to Section 12.1(b):

          (i) unless, and only to the extent that, the aggregate Damages to all Indemnified Seller Entities (without duplication) with respect to such claims exceed the Deductible, whereupon (subject to the provisions of clause (iii) below) Purchaser shall be obligated to pay in full all such amounts, but only to the extent such aggregate Damages are in excess of the Deductible; or

          (ii) with respect to any claim for indemnification based upon a breach of any representation and warranty made by Purchaser in this Agreement, the Claim Notice with respect to which is not received on or before the date that is one year after the Closing Date.

     12.4 General.
          -------

     (a) Each Indemnified Seller Entity shall be obligated in connection with any claim for indemnification under this Article XII to use all commercially reasonable efforts to obtain any insurance proceeds available to such Indemnified Seller Entity with regard to the applicable claims. The amount which Purchaser is or may be required to pay to any Indemnified Seller Entity pursuant to this Article XII shall be reduced (retroactively, if necessary) by any insurance proceeds or other amounts actually recovered (net of any direct relevant collection costs) by or on behalf of such Indemnified Seller Entity in reduction of the related Damages. If an Indemnified Seller Entity shall have received the payment required by this Agreement from Purchaser in respect o f Damages and shall subsequently receive insurance proceeds or other amounts in respect of such Damages, then such Indemnified Seller Entity shall promptly repay to Purchaser a sum equal to the amount of such insurance proceeds or other amounts actually received (net of any direct relevant collection costs).

     (b) In addition to the requirements of Section 12.4(a), each Indemnified Seller Entity shall be obligated in connection with any claim for indemnification under this Article XII to use all commercially reasonable efforts to mitigate Damages upon and after becoming aware of any event which could reasonably be expected to give rise to such Damages.

     (c) Subject to the rights of existing insurers of an Indemnified Seller Entity, Purchaser shall be subjugated to any right of action which the Indemnified Seller Entity may have against any other Person with respect to any matter giving rise to a claim for indemnification hereunder.

     (d) The indemnification provided in this Article XII shall be the exclusive post-Closing Date remedy available to Seller or any other Indemnified Seller Entity with respect to any breach of any representation, warranty, covenant or agreement made by Purchaser to Seller in this Agreement.

     (e) Notwithstanding anything contained in any provision of this Agreement to the contrary, Seller understands and agrees that Purchaser is not making any representation or warranty whatsoever, express or implied, other than those representations and warranties of Purchaser expressly set forth in Article VI.

     12.5 PURCHASER INDEMNIFICATION FOR SELLER LIABILITIES. In addition to and not in limitation of the indemnities provided in Article X and Section 12.1, from and after the Closing subject to the other provisions of this Article XII, Purchaser agrees to indemnify each Indemnified Seller Entity and to hold each of them harmless from and against, and agrees to assume liability for, any and all Damages suffered, paid or incurred by such Indemnified Seller

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

Entity resulting from, caused by or arising out of the conduct by BMC (and its successors) and its Subsidiaries of their respective businesses other than those constituting (i) the Seller Assumed Liabilities, or (ii) the Excluded Liabilities and (iii) caused by or arising out of breaches by Seller of representations, warranties, covenants or agreements contained in this Agreement and the Related Agreements.

                                  ARTICLE XIII

                               GENERAL PROVISIONS
                               ------------------

     13.1 NOTICES. All notices and other communications required or permitted to be given hereunder shall be in writing and shall be deemed given if delivered personally, transmitted by facsimile (and telephonically confirmed), mailed by registered or certified mail with postage prepaid and return receipt requested, or sent by commercial overnight courier, courier fees prepaid, to the parties at the following addresses:

          (a)       if to Purchaser, to it at:

                    c/o Thomas H. Lee Company
                    75 State Street
                    Boston, Massachusetts 02109
                    Attn: David V. Harkins
                    Telecopy:     (617) 227-3514
                    Confirmation: (617) 227-1050

          with copies to:

                    Madison Dearborn Partners, Inc.
                    Three First National Plaza, Suite 1330
                    Chicago, Illinois 60602
                    Attn: Justin S. Huscher
                    Telecopy:     (312) 722-4098
                    Confirmation: (312) 732-8063

                    and

                    The First National Bank of Boston
                    100 Federal Street
                    Boston, Massachusetts 02110
                    Attn: Peter J. Manning
                    Telecopy:     (617) 434-7825
                    Confirmation: (617) 434-8592

                    and

                    GrantAmerica, Inc.
                    7301 Bay Meadows Way
                    Jacksonville, Florida 32256
                    Attn: Joe K. Pickett
                    Telecopy:     (904) 281-3745
                    Confirmation: (904) 281-3233

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

                  and

                  Hutchins, Wheeler & Dittmar
                  A Professional Corporation
                  101 Federal Street
                  Boston, Massachusetts 02110
                  Attn:    James Westra, Esq.
                  Telecopy:     (617) 951-1295
                  Confirmation: (617) 951-6602

                  and

                  Bingham, Dana & Gold
                  150 Federal Street
                  Boston, Massachusetts 02110
                  Attn:    Norman J. Shachoy, Esq.
                  Telecopy:     (617) 951-8736
                  Confirmation: (617) 951-8235

                  and

                  Kirkland & Ellis
                  200 East Randall Street
                  Chicago, Illinois 60601
                  Attn:    William S. Kirsch, Esq.
                  Telecopy:     (312) 861-2200
                  Confirmation: (312) 861-2000

         (b)      if to Seller, to it at:

                  Barnett Banks, Inc.
                  50 N. Laura Street
                  Jacksonville, FL  32202-3638
                  Attn: Hinton Nobles
                  Telecopy:     (904) 791-5448
                  Confirmation: (904) 791-7741
         with a copy to:

                  Fried, Frank, Harris, Shriver & Jacobson
                  One New York Plaza
                  New York, NY  10004
                  Attn:    Gail Weinstein, Esq.
                  Telecopy:     (212) 859-4000
                  Confirmation: (212) 859-8000

or to such other person or address as either party shall specify by notice in writing to the other party in accordance with this Section 13.1. All such notices or other communications shall be deemed to have been received on the date of the personal delivery or facsimile transmission (with telephone confirmation) or on the third Business Day after the mailing or dispatch thereof; PROVIDED that notice of change of address shall be effective only upon receipt.

     13.2 INTERPRETATION. The table of contents of and headings contained in this Agreement are for reference purposes only and shall not affect in any way the meaning or interpretation of this Agreement.

     13.3 Amendment and Modification; Waiver.
          ----------------------------------

     (a) This Agreement and the Disclosure Schedules hereto may not be amended except by an instrument or instruments in writing signed and delivered on behalf of each of the parties hereto.

     (b) At any time prior to the Closing Date, any party hereto which is entitled to the benefits hereof may (i) extend the time for the performance of any of the obligations or other acts of the other party, (ii) waive any inaccuracy in the representations and warranties of the other party contained herein or in any schedule hereto or in any document delivered pursuant hereto and (iii) waive compliance with any of the agreements of the other party or conditions contained herein. Any agreement on the part of a party hereto to any such extension or waiver shall be valid only if set forth in an instrument in writing signed and delivered on behalf of such party.

     13.4 ENTIRE AGREEMENT. This Agreement (including the Disclosure Schedules and Exhibits), the Related Agreement and the Confidentiality Agreement, constitute the entire agreement and supersede all other prior agreements and understandings, both written and oral, between the parties with respect to the subject matter hereof

     13.5 FEES AND EXPENSES. Except as otherwise expressly provided for in this Agreement, (a) in the event the transactions contemplated hereby are consummated, $750,000 of fees of UBS Securities Corporation, the fees and disbursements of outside legal counsel and accountants of Barnett incurred in connection with the transactions contemplated hereby and the Seller's filing fee relating to its filing of notice under the Hart-Scott-Rodino Antitrust Improvements Act of 1976, as amended, if any, shall be borne by Purchaser and all other fees and expenses of Seller and its subsidiaries incurred in connection with the transactions

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

contemplated hereby shall be borne by Seller, and (b) in the event the transactions contemplated hereby are not consummated, all fees and expenses incurred in connection with this Agreement and the transactions contemplated hereby shall be paid by the party incurring such expenses. All fees and expenses incurred by Lee or Madison Dearborn (as defined in the Amended and Restated Shareholder Agreement) in connection with this Agreement and the transactions contemplated hereby shall be borne by the Purchaser.

     13.6 THIRD PARTY BENEFICIARIES. Nothing in this Agreement, express or implied, is intended to confer upon any Person other than the parties hereto or their respective successors and assigns any rights, remedies, obligations or liabilities under or by reason of this Agreement. The parties acknowledge and agree that Seller may enforce directly the provisions of Section 7.7 for the benefit of Continuing Employees.

     13.7 ASSIGNMENT; BINDING EFFECT. This Agreement shall not be assigned by any party hereto without the prior written consent of the other party. This Agreement shall inure to the benefit of and be binding upon the parties hereto and their respective successors and permitted assigns.

     13.8 GOVERNING LAW. This Agreement shall be governed by and construed in accordance with the laws of The Commonwealth of Massachusetts without regard to conflicts of laws principles thereof.

     13.9 COUNTERPARTS. This Agreement may be executed in two or more counterparts, each of which shall be deemed an original, and all of which together shall constitute one and the same instrument.

     IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be executed on their behalf by their respective officers hereunto duly authorized all on the date first written above.

                                   GRANTAMERICA, INC.



                                   By: /s/ Thomas M. Hagerty
                                       ------------------------------
                                       Name: Thomas M. Hagerty
                                       Title: President

                                   BARNETT BANKS, INC.



                                   By: /s/ Hinton D. Nobles, Jr.
                                       ------------------------------
                                       Name:
                                       Title:








                                       64